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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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AAR CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 12, 2011

To Our Stockholders:

We cordially invite you to attend our 2011 annual meeting of stockholders — our 45th annual meeting as a public company. Information about the annual meeting is set forth below and in the accompanying proxy statement.

Date:	Wednesday, October 12, 2011
Time:	9:00 a.m., Chicago time
Place:	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191
Purposes:	The purposes of our 2011 annual meeting of stockholders are to:
	•	Elect four Class III directors to serve until the 2014 annual meeting of stockholders;
	•	Hold an advisory vote on executive compensation;
	•	Hold an advisory vote on the frequency of future executive compensation votes;
	•	Approve an amendment to the AAR CORP. Stock Benefit Plan to add performance criteria in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended;
	•	Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2012; and
	•	Transact any other business that may properly come before the 2011 annual meeting or any adjournment or postponement of the meeting.
Record Date:
You may vote your shares at the annual meeting if you were a stockholder of record on August 19, 2011. If you were not a stockholder of record and hold your shares in the name of a broker, bank or other nominee, please follow the voting instructions you receive from the nominee on how to vote your shares.
Voting:
Your vote is important. Even if you plan to attend our annual meeting, we encourage you to vote your shares as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors,
Robert J. Regan Vice President, General Counsel and Secretary
September 2, 2011

PROXY STATEMENT FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS

i

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 12, 2011; Copies of this Notice and Proxy Statement and the Company's 2011 Annual Report to Stockholders (including the Annual Report on Form 10-K for the fiscal year ended May 31, 2011) are available free of charge at www.proxyvote.com.

 2011 PROXY STATEMENT SUMMARY

This summary highlights information addressed in more detail elsewhere in this proxy statement. You should read carefully the entire proxy statement before voting your shares.

Annual Meeting:	Wednesday, October 12, 2011 at 9:00 a.m., Chicago time, at AAR CORP.'s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191
Record Date:	Friday, August 19, 2011
Voting:	You have one vote for each share of Common Stock that you owned on the record date.

Matters to be Voted On:		Proposal	Board Recommendation
	Proposal 1:	Election of four Class III directors	FOR ALL NOMINEES
	Proposal 2:	Advisory vote on executive compensation	FOR
	Proposal 3:	Advisory vote on the frequency of future executive compensation votes	ANNUAL (1 YEAR)
	Proposal 4:	Approval of an amendment to the AAR CORP. Stock Benefit Plan to add Section 162(m) performance criteria	FOR
	Proposal 5:	Ratification of the appointment of KPMG LLP	FOR

Proposal 1:	We are asking our stockholders to vote FOR the following nominees for Class III directors:

Name	Age	Brief Biography	Director Since
Ronald R. Fogleman	69	President and Chief Operating Officer of B Bar J Cattle & Consulting Company; previously, General, Chief of Staff of the United States Air Force (Retired)	2001
Patrick J. Kelly	56	Managing Director of KMK & Associates, LLC	2006
Peter Pace	65	General, U.S. Marine Corps (Retired), Former Chairman of the Joint Chiefs of Staff	2011
Ronald B. Woodard	68	Chairman of MagnaDrive, Inc.; previously, President of the Boeing Commercial Airplane Group	2004

Proposal 2:	We are asking our stockholders to vote FOR an advisory resolution on the Company's executive compensation as reported in this proxy statement. Please read the "Executive Compensation" section below and our "Compensation Discussion and Analysis" for information relating to our executive compensation program for the fiscal year ended May 31, 2011 ("Fiscal 2011").

Proposal 3:	We are asking our stockholders to vote on how often the Company should hold an advisory vote on executive compensation in the future. We believe that an annual (1 year) advisory vote will permit stockholders to provide direct and timely feedback on our executive compensation policies and practices.
Proposal 4:

We are asking our stockholders to vote FOR an amendment to the AAR CORP. Stock Benefit Plan to add performance criteria that will help assure the deductibility of stock awards under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Proposal 5:

We are asking our stockholders to vote FOR ratification of the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2012 ("Fiscal 2012"). The fees paid to KPMG LLP for the last two fiscal years were:

Description of Fees	Fiscal 2011	Fiscal 2010
Audit Fees	$1,275,000	$1,490,000
Audit Related Fees	63,386	243,090
Tax Fees	335,536	268,588
All Other Fees	0	40,000

Executive Compensation:
The executive compensation awarded to the named executive officers in Fiscal 2011 reflected and, in the Compensation Committee's view, contributed to the Company's exceptional business performance for the year. Fiscal 2011 executive compensation also underlined the Company's commitment to pay for performance.

The Company achieved record consolidated sales of $1.78 billion in Fiscal 2011 (a 34.9% increase over Fiscal 2010) and earned net income of $69.8 million (a 56.5% increase over Fiscal 2010) and diluted earnings per share of $1.73 (a 49.1% increase over Fiscal 2010). Our businesses generated $108.6 million in cash flow from operations during Fiscal 2011, most of which was reinvested to strengthen and broaden our product and service capabilities for the future. We also began paying an annual dividend of $.30 per share in the fourth quarter of Fiscal 2011.

As a result of these business performance results, annual cash incentives to the named executive officers paid out just below the maximum level in Fiscal 2011. However, total direct compensation (defined as base salary plus annual cash incentive plus long-term incentive compensation), as well as "Total" compensation reported in the Summary Compensation Table on page 52, decreased for four of the named executive officers in Fiscal 2011 versus Fiscal 2010, principally as a result of significantly lower long-term incentive compensation in Fiscal 2011.
Additional Information:

The Company strives to maintain corporate governance "best practices." Foremost among these is the Company's commitment to a strong and independent Board of Directors. In Fiscal 2011, the Company added to the quality of its Board leadership with the election of General Peter Pace as a director. General Pace, a nominee for election at this year's annual meeting of stockholders, served with distinction in the United States Marine Corps for over 40 years and was the Chairman of the Joint Chiefs of Staff from 2005 to 2007.

v

One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

We will hold our 2011 annual meeting of stockholders on Wednesday, October 12, 2011, at 9:00 a.m., Chicago time, at AAR CORP.'s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. We invite you to attend the annual meeting and ask that you vote on the proposals described in this proxy statement.

Information about the annual meeting is presented below in question-and-answer format.

ANNUAL MEETING INFORMATION

Why am I receiving the proxy materials?

Our Board of Directors has made these proxy materials available to you, beginning on or about September 2, 2011, in connection with its solicitation of proxies for use at the Company's 2011 annual meeting of stockholders.

What information is contained in the proxy materials?

The proxy materials contain information about the proposals to be voted on at the annual meeting, the compensation of our directors and most highly paid executive officers, corporate governance and other information about the Company.

How do I access the proxy materials electronically?

We mailed a "Notice of Internet Availability of Proxy Materials," to all of our stockholders so that you can choose to receive your proxy materials and vote your shares over the Internet. The Notice provides you with instructions on how to:

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  Access and review our proxy materials over the Internet;

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  Submit your vote over the Internet; and

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  Request and receive printed proxy materials.

This proxy statement and our Fiscal 2011 annual report to stockholders may be viewed online at www.proxyvote.com.

What proposals are stockholders voting on at the annual meeting?

Stockholders will vote on five proposals at the annual meeting:

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  Proposal 1 — The election of Ronald R. Fogleman, Patrick J. Kelly, Peter Pace and Ronald B. Woodard as Class III directors to serve until the 2014 annual meeting of stockholders;

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  Proposal 2 — An advisory vote on executive compensation;

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  Proposal 3 — An advisory vote on the frequency of future executive compensation votes;

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  Proposal 4 — The approval of an amendment to the AAR CORP. Stock Benefit Plan to add Section 162(m) performance criteria; and

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  Proposal 5 — The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for Fiscal 2012.

The Board of Directors unanimously recommends that stockholders vote FOR ALL NOMINEES on Proposal 1, FOR each of Proposals 2, 4 and 5 and for an annual (1 year) advisory vote on Proposal 3.

Who is entitled to vote?

You are entitled to vote your shares if you were an AAR CORP. stockholder at the close of business on August 19, 2011. This date is sometimes referred to in this proxy statement as the "record date."

If you were a stockholder of record (i.e., you held your shares in your own name rather than through a broker, bank or other nominee) at the close of business on the record date, you may vote your shares at the 2011 annual meeting.

If you were a street-name stockholder (i.e., you held your shares through a broker, bank or other nominee) on the record date, you are considered a "beneficial owner" of the stock. To vote those shares at the annual meeting, you must give voting instructions to your broker, bank or other intermediary who is the "nominee holder" of your shares. The Company has directed brokers, banks and other nominee holders to obtain voting instructions from their beneficial owners. Proxies submitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the beneficial owners. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares held in street name.

A list of stockholders of record entitled to vote will be available at the Company's corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191 for 10 days prior to the meeting and at the meeting location during the meeting.

On the record date, 40,460,583 shares of common stock of the Company ("Common Stock") were outstanding. You will have one vote on each proposal to be voted on for each share of Common Stock you owned on the record date.

How do stockholders vote by proxy or in person?

Stockholders of record at the close of business on the record date may vote on the matters that are before the annual meeting by proxy by completing, signing, dating and returning the enclosed proxy card, by voting by telephone or over the Internet, or by attending the annual meeting and voting in person.

How do stockholders vote by telephone or over the Internet?

You are encouraged to vote either by telephone or over the Internet. This will eliminate the need to sign, date and return your proxy card. You can vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m. (Chicago time) on the day prior to the annual meeting. Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. If you vote by telephone or over the Internet, please do not return your proxy card.

How do stockholders revoke a proxy?

You may revoke your proxy (e.g., to change your vote) at any time before it is exercised by:

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  Sending a written notice of revocation to the Secretary of the Company at the Company's address listed on the first page of this proxy statement;

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  Submitting another proxy by telephone or over the Internet;

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  Delivering a later dated, signed proxy; or

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  Voting in person at the annual meeting.

How will the proxy holders vote shares?

The proxy holders will vote shares in accordance with instructions on the proxy card. If no instructions are specified, the proxy holders will vote the shares as follows:

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  FOR the election of the nominees for Class III directors;

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  FOR the advisory resolution on executive compensation;

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  FOR the holding of future advisory votes on executive compensation on an annual (1 year) basis;

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  FOR the amendment to the AAR Stock Benefit Plan to add Section 162(m) performance criteria; and

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  FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for Fiscal 2012.

If any other matter properly comes before the annual meeting, the proxy holders will use their judgment to vote in a manner consistent with the best interest of stockholders. If any director nominee becomes unavailable for election for any reason prior to the annual meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

How will the votes be counted?

All votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the annual meeting. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy at the annual meeting, will constitute a quorum.

The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes (i.e., where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect to such matter) as shares that are present for purposes of determining a quorum. Directions to withhold authority will have no effect on the election of directors because directors are elected by a plurality of votes cast. Abstentions and broker non-votes will be disregarded for purposes of determining whether a proposal has been approved because they are not considered votes cast. It is not anticipated that there will be any broker non-votes on the ratification of the appointment of KPMG LLP since brokers will have discretion to vote on this proposal even if they do not receive voting instructions from their beneficial owners.

Who is the Company's proxy solicitor?

The Company has engaged D. F. King & Co., 48 Wall Street, New York, New York 10005, to assist the Company in soliciting proxies at a total estimated cost of $11,500, plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co. may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies for no additional compensation.

 PROPOSAL 1 — ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall consist of between three and 15 directors, with the exact number of directors to be set from time to time by the Board. The number of directors is currently set at 11. The members of the Board are divided into three classes, each having a three-year term that expires in successive years: Class I (three directors), Class II (four directors), and Class III (four directors).

The Board of Directors has nominated four directors to be elected in Class III at the annual meeting, each to serve a three-year term expiring at the 2014 annual meeting or until the individual is succeeded by another qualified director who has been duly elected. The nominees for director in Class III at the annual meeting are Ronald R. Fogleman, Patrick J. Kelly, Peter Pace and Ronald B. Woodard.

Each nominee is currently serving as a director of the Company. Each nominee has been determined by the Board to be "independent" within the meaning of the rules of the New York Stock Exchange ("NYSE") and Securities and Exchange Commission ("SEC"). Under Delaware law and the Company's By-Laws, the four nominees for director who individually receive the greatest number of votes will be elected directors of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE ELECTION OF ALL NOMINEES.

Information about the Director Nominees and Continuing Directors

Information about the director nominees and continuing directors whose terms expire in future years is set forth below:

Director Since
DIRECTOR NOMINEES:
Class III Directors whose terms expire at the 2011 annual meeting:
RONALD R. FOGLEMAN, 69: Since 1997, President and Chief Operating Officer of B Bar J Cattle & Consulting Company (a consulting company). From 1994 to 1997, General, Chief of Staff of the United States Air Force, Washington, D.C.	2001
Current public company directorship: Alliant Techsystems, Inc. (ATK)
Other public company directorship held in the past five years: World Air Holdings, Inc.

Director Qualifications: The Board of Directors concluded that General Fogleman should serve as a director of the Company based on his leadership skills and record of accomplishment during a 34-year career with the United States Air Force, his business experience and business relationships gained through his senior management positions at two consulting organizations and his understanding of the government defense and services markets.

Director Since
PATRICK J. KELLY, 56: Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the food, distribution, technology, financial services, real estate and energy industries).	2006

Director Qualifications: The Board of Directors concluded that Mr. Kelly should serve as a director of the Company based on his leadership and operational experience at various businesses, his background as a long-term chief executive officer and his business expertise gained through his experience at a private equity firm with a diversified portfolio of operating companies.

PETER PACE, 65: General, U.S. Marine Corps (Retired). From 2005 to 2007, Chairman of the Joint Chiefs of Staff.	2011
Current public company directorship: Pike Electric Corporation, Inc.

Director Qualifications: The Board of Directors concluded that General Pace should serve as a director of the Company based on his leadership and management skills and experience from over 40 years of service with the United States Marine Corps, culminating in his appointment as the sixteenth Chairman of the Joint Chiefs of Staff (the most senior position in the United States Armed Forces), where he served from 2005 to 2007 as the principal military adviser to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council.

RONALD B. WOODARD, 68: Since 2003, Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company, which he co-founded following his retirement from The Boeing Company after 32 years). From 1995 to 1998, President of the Boeing Commercial Airplane Group. From 1991 to 1994, Vice President and General Manager of the Renton Division of Boeing Commercial Aircraft. From 1987 to 1991, President of deHavilland Aircraft. Prior to that, Vice President and General Manager of the Materiel Division of Boeing Commercial Aircraft, and various other management positions.	2004
Current public company directorship: Coinstar, Inc.
Other public company directorship held in the past five years: Continental Airlines, Inc.

Director Qualifications: The Board of Directors concluded that Mr. Woodard should serve as a director of the Company based on his original equipment manufacturing experience while at The Boeing Company, his knowledge of the commercial aviation industry and his experience as a director of other public companies, including Continental Airlines,  Inc.

Director Since
CONTINUING DIRECTORS:
Class I Directors whose terms expire at the 2012 annual meeting:
MICHAEL R. BOYCE, 63: Since 2005, Chairman and Chief Executive Officer of PQ Corporation (a specialty chemicals and catalyst company). Since 1998, Chairman and Chief Executive Officer of The Peak Group (an operating and acquisition company). From 1990 to 1998, President and Chief Operating Officer of Harris Chemical Group, Inc. (a chemicals company).	2005
Current public company directorship: Stepan Company.

Director Qualifications: The Board of Directors concluded that Mr. Boyce should serve as a director of the Company based on his experience as Chairman and Chief Executive Officer of two leading global organizations, his insight into global manufacturing, supply and distribution practices and his international business development skills.

JAMES G. BROCKSMITH, JR., 70: Since 1996, an independent business consultant. From 1990 to 1996, Deputy Chairman and Chief Operating Officer of KPMG LLP (a global accounting firm), from which he retired after 31 years.	2001
Current public company directorship: Sempra Energy.
Other public company directorship held in the past five years: Alberto Culver Company.

Director Qualifications: The Board of Directors concluded that Mr. Brocksmith should serve as a director of the Company based on his previous leadership position at KPMG, his knowledge of corporate accounting, tax and compliance practices and his expertise in financial and accounting issues relevant to the Company's businesses.

Director Since
DAVID P. STORCH, 58: Since 2007, Chairman of the Board and Chief Executive Officer of AAR CORP. From 2005 until 2007, Chairman of the Board, President and Chief Executive Officer of AAR CORP. From 1996 to 2005, President and Chief Executive Officer of AAR CORP. From 1989 to 1996, President and Chief Operating Officer of AAR CORP. From 1988 to 1989, Vice President of AAR CORP.	1989
Current public company directorships: KapStone Paper and Packaging Corp. and Unitrin, Inc.

Director Qualifications: The Board of Directors concluded that Mr. Storch should serve as a director of the Company based on his current position as Chairman and Chief Executive Officer of the Company, his leadership and management skills, his understanding of the Company's businesses gained during his 33-year career with the Company, his knowledge of the commercial aviation and government and defense services markets, and his leadership role in transforming the Company into a leading international provider of products and services to the commercial aviation and government and defense services markets, with front-end manufacturing and after-market support to domestic and international customers.

Class II Directors whose terms expire at the 2013 annual meeting:
NORMAN R. BOBINS, 68: Since 2008, Non-Executive Chairman of The PrivateBank and Trust Company - Chicago (a financial services company). From May 2007 until October 2007, Chairman of the Board of LaSalle Bank Corporation. From 2002 to 2007, President and Chief Executive Officer of LaSalle Bank Corporation. From 2006 to 2007, President and Chief Executive Officer of ABN AMRO North America. From 2002 to 2007, Senior Executive Vice President at ABN AMRO Bank N.V., the Dutch parent of LaSalle Bank Corporation.	2007
Current public company directorships: The PrivateBancorp, Inc., SIMS Metal Management Limited and Nicor, Inc.

Director Qualifications: The Board of Directors concluded that Mr. Bobins should serve as a director of the Company based on his 42 years of banking experience, his financial and accounting knowledge, his service as a director of other public companies, and his civic involvement as a director of various not-for-profit organizations.

Director Since
JAMES E. GOODWIN, 67: Since 2009, Chairman of Federal Signal Corporation (a safety and security products manufacturer). From 2007 to 2008, Interim President and Chief Executive Officer of Federal Signal Corporation. From 2001 to 2007, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., from which he retired after 34 years. From 1998 to 1999, President and Chief Operating Officer of United Airlines, Inc. From 1992 to 1998, Senior Vice President of United Airlines, Inc.	2002
Current public company directorships: Federal Signal Corporation and John Bean Technologies Corporation.
Other public company directorship held in the past five years: First Chicago Bancorp.

Director Qualifications: The Board of Directors concluded that Mr. Goodwin should serve as a director of the Company based on his airline industry experience and expertise, including his leadership positions at UAL, Inc. and United Airlines, Inc., his management experience and his financial expertise, as well as his global consulting experience and his service as a director of other public companies.

TIMOTHY J. ROMENESKO, 54: Since 2007, President and Chief Operating Officer of AAR CORP. From 1994 to 2007, Vice President, Chief Financial Officer and Treasurer of AAR CORP. From 1991 to 1994, Corporate Controller of AAR CORP.	2007

Director Qualifications: The Board of Directors concluded that Mr. Romenesko should serve as a director of the Company based on his current leadership position as President and Chief Operating Officer of the Company, his experience in various accounting and financial capacities during his 29-year career with the Company and his knowledge of the Company's commercial aviation and government and defense services markets.

MARC J. WALFISH, 59: Founding Partner of Merit Capital Partners (a mezzanine investor company) in 2003. From 1991 to 2003, partner at William Blair Mezzanine Capital Partners. From 1978 to 1991, various positions at Prudential Capital Corporation, most recently as Senior Vice President.	2003

Director Qualifications: The Board of Directors concluded that Mr. Walfish should serve as a director of the Company based on his experience in the finance industry, including as a founding partner of Merit Capital Partners, a mezzanine investor company, his knowledge of the capital markets and his expertise in corporate finance, strategic planning and risk management.

 PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve an advisory resolution on the compensation awarded to our five named executive officers for Fiscal 2011, as reported in this proxy statement, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. We encourage our stockholders to read the "Compensation Discussion and Analysis" beginning on page 32 and the "Summary Compensation Table" and other related compensation tables and narrative beginning on page 52 of this proxy statement. These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers.

Our Compensation Committee and Board of Directors believe that:

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  Our compensation policies and practices have proven effective in achieving the Company's compensation goals of attracting, retaining, motivating and rewarding executives of the Company and aligning their interests with the interests of the Company's stockholders; and

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  The compensation of our named executive officers has contributed to the Company's successful business results, including in Fiscal 2011: (i) a 34.9% increase in net sales to $1.78 billion; (ii) a 56.5% increase in net income to $69.8 million; and (iii) a 49.1% increase in diluted earnings per share to $1.73.

Accordingly, we ask that you consider and vote on the following advisory resolution:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers for Fiscal 2011, as reported in this proxy statement."

This advisory resolution, commonly known as a "say on pay" proposal, is not binding on the Board of Directors. The Board, however, will review and consider the results of the "say on pay" vote and other relevant factors in making future decisions regarding the Company's executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY
OF FUTURE EXECUTIVE COMPENSATION VOTES

We are asking our stockholders to vote on how frequently the advisory vote on executive compensation (the subject of Proposal 2 above) should be presented to our stockholders, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. You may vote your shares to have the advisory vote on executive compensation held every year, every two years or every three years, or you may abstain from voting.

Our Compensation Committee and Board of Directors believe that holding an advisory vote on executive compensation on an annual (1 year) basis is the most appropriate policy for the Company and its stockholders. Decisions on our executive compensation policies and practices are made annually, and an annual (1 year) vote will permit our stockholders to provide direct and timely feedback to the Company's Board and management on these important issues.

Accordingly, we ask that you consider and vote on the following advisory resolution:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the holding of an advisory vote on executive compensation on an annual (1 year) basis."

This advisory vote is not binding on the Board of Directors. The Board, however, will review and consider the voting results and other relevant factors in recommending a voting frequency to stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE TO HOLD THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
ON AN ANNUAL (1 YEAR) BASIS.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE AAR CORP. STOCK
BENEFIT PLAN TO ADD SECTION 162(m) PERFORMANCE CRITERIA

Proposed Amendment

We are asking our stockholders to approve an amendment to the AAR CORP. Stock Benefit Plan (the "Plan"). The amendment will add performance criteria to the Plan so that performance-based stock awards under the Plan are tax deductible for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This amendment was unanimously adopted by the Board of Directors, subject to stockholder approval.

Under Section 162(m), compensation paid to a company's named executive officers in any one year in excess of $1 million must qualify as "performance-based compensation" in order to be tax deductible. Qualification under Section 162(m) requires that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by a company's stockholders. In addition, if the targets under a performance goal may be changed, the material terms must be re-approved every five years. The Company's stockholders last approved the performance criteria relating to equity awards under the Plan at the 2006 annual meeting of stockholders.

Section 162(m) provides that the material terms of the performance goals include:

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  The individuals eligible to receive compensation;

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  A description of the business criteria on which the performance goals are based; and

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  The maximum amount of compensation that can be paid to an individual under the performance goals.

Each of these material terms is described below. Stockholder approval of the amendment constitutes approval of each material term for purposes of the approval requirements of Section 162(m).

Individuals Eligible to Receive Compensation.    The Compensation Committee administers the Plan. It has the authority to determine the key employees and non-employee directors to whom awards are to be granted under the Plan. All non-employee directors and all employees, officers and other employees with executive, managerial, supervisory or professional responsibilities (which includes the five named executive officers) are eligible for the grant of awards under the Plan. In Fiscal 2011, 112 employees, including the five named executive officers and nine non-employee directors, received awards under the Plan.

Description of the Business Criteria on Which the Performance Goals Are Based.    Awards that the Compensation Committee seek to qualify as "performance-based compensation" will be subject to the attainment of performance goals based on one or more of the following business criteria, as selected and defined by the Compensation Committee: earnings, earnings per share or earnings per share growth; earnings before interest and taxes, or earnings before interest, taxes, depreciation and/or amortization; stock price; total stockholder return; return on assets; net asset turnover; return on capital or return on invested capital; return on equity; cash flow; net income; profit margin; market share; expense management; revenue; revenue growth; stockholder equity; leverage ratio; investment rating; and debt coverage; provided, that these criteria shall include any derivations of the foregoing (e.g., net income shall include pre-tax income). Any of these criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company. Performance criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a given time period.

The Compensation Committee may provide, at the time it establishes the performance goals for any award, that any evaluation of performance shall include or exclude any one or more of the following events that occurs during a performance period: (i) significant acquisitions or dispositions of business or assets by the Company; (ii) litigation, judgments or settlements; (iii) the effect of changes in the tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization or restructuring programs; (v) extraordinary items as described in FASB ASC Section 225-20-20; (vi) significant, non-recurring charges or credits; and (vii) foreign exchange rates.

Maximum Amount of Compensation.    Subject to certain adjustments, the aggregate number of shares subject to awards intended to qualify as performance-based that are granted under the Plan during any one year to any one participant shall not exceed 300,000 shares.

Summary of the Plan

General.    The Plan, previously approved by stockholders, was amended and restated by the Board of Directors in 2001. The Board of Directors has subsequently amended the Plan, including most recently in July 2011 to include performance-based compensation provisions, as discussed above, and to add restricted stock units to the types of awards eligible for grant under the Plan. The following is a summary of the current Plan.

Administration.    The Compensation Committee administers the Plan and has the authority to determine the key employees and non-employee directors to whom awards are to be granted under the Plan, the types and amount of awards, the term of each award and other terms and conditions of each award, including the applicable vesting schedule, and the number of shares of common stock covered by an award.

Available Shares.    As of May 31, 2011, 3,766,606 shares of our Common Stock were available for issuance under the Plan (this number reflects the shares not subject to outstanding awards). Any shares subject to an award that are not issued due to a lapse, expiration or cancellation of the award, or that are issued pursuant to a restricted stock award that is subsequently cancelled or forfeited will again be available for issuance pursuant to subsequent awards. Shares delivered by the participant or withheld by the Company as payment of the exercise price or withholding taxes for an option will again be available for issuance pursuant to subsequent awards. Shares delivered as payment of any withholding taxes for a restricted stock award will not again be available for issuance under the Plan. The Compensation Committee will adjust this maximum annual award limit in the case of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding shares in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan.

Awards.    The Plan provides for the grant of stock options, restricted stock, restricted stock units and stock appreciation rights. To date, the Company has granted stock options and restricted stock but has not granted any restricted stock units or stock appreciation rights. Beginning

July 15, 2002, the Plan provides that only non-qualified stock options (as opposed to incentive stock options) may be granted under the Plan.

        Stock Options:    The Compensation Committee may grant non-qualified stock options to key employees and non-employee directors. The Compensation Committee has discretion to set the terms and conditions of each stock option, provided that: (i) the exercise price of an option will be the fair market value of a share of common stock on the date of the grant, (ii) each option will expire no later than ten years from the date of grant, and (iii) the option is subject to certain vesting and exercise provisions set forth in the Plan in the case of a participant's death, disability or retirement (as defined in the Plan).

        Restricted Stock:    The Compensation Committee also may grant awards of restricted stock to key employees and non-employee directors. The Compensation Committee has discretion to set the terms and conditions, including the restrictions on transfer of the award. A participant will be a stockholder with respect to the shares of restricted stock awarded to him, and will have the rights of a stockholder, although dividends otherwise payable on any performance-based restricted stock awards will be held by the Company and will be paid only to the extent the restrictions on the shares lapse, and the Compensation Committee has the discretion to hold dividends on other restricted stock awards until the restrictions lapse. In the case of restricted stock granted in tandem with an option, the exercise of an option results in a forfeiture of the restricted stock related to the option, and the lapse of restrictions on the restricted stock results in the cancellation of the unexercised related option.

        Restricted Stock Units:    The Compensation Committee may grant restricted stock units to key employees and non-employee directors. Each restricted stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of restricted stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Compensation Committee. A participant will not be a stockholder with respect to the restricted stock units awarded to him prior to the date they are settled in shares of common stock. The award agreement may provide that until the restrictions lapse, the participant will be paid an amount equal to the dividends that would have been paid had the restricted stock units been actual shares (although such dividend equivalents payable on any performance-based restricted stock units will be held by the Company and paid only to the extent the restrictions lapse, and the Compensation Committee has the discretion to hold such amounts payable on any other restricted stock units until the restrictions lapse).

        Stock Appreciation Rights:    The Compensation Committee may grant stock appreciation rights ("SARs") to key employees. SARs may be granted in tandem with a related stock option (a "tandem SAR") or as a separate award (a "non-tandem SAR"). A tandem SAR will be exercisable only at the same time as the related option and will be subject to the same restrictions applicable to such option. A tandem SAR will expire upon exercise of a related option and a related option will expire upon exercise of the tandem SAR. The Compensation Committee has the discretion to set the terms and conditions of an SAR, provided that (i) the exercise price of each SAR will be the fair market value of a share of common stock on the date of grant and (ii) the SAR is subject to certain vesting and exercise provisions set forth in the Plan in the case of a participant's death, disability or retirement (as defined in the Plan). Upon exercise of an

SAR, a participant will receive the following amount, in the form of cash or shares, as determined by the Compensation Committee: (i) in the case of a non-tandem SAR, the difference between the fair market value of a share of common stock on the date of exercise, and the exercise price of the SAR, multiplied by the number of shares for which the SAR is exercised; or (ii) in the case of a tandem SAR, the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the related stock option, multiplied by the number of shares for which the SAR is exercised.

Payment and Withholding Taxes.    A participant may pay the exercise price of a stock option and/or the withholding taxes due with respect to an award by one or more of the following payment methods: (i) cash; (ii) cash received from a broker-dealer to whom the participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding taxes; (iii) delivery of shares (either subject to the award or already owned) that have an aggregate fair market value equal to the exercise price or withholding taxes; (iv) or by directing the Company to withhold shares otherwise issuable in connection with the award having a fair market value equal to the exercise price or withholding taxes.

Change in Control.    If a change in control of the Company does not have the prior written approval of a majority of the Board, the following rules will apply to awards made to key employees: (i) in the case of non-tandem awards, all outstanding stock options and SARs will vest and be exercisable and all restrictions on restricted stock and restricted stock units will lapse; and (ii) in the case of tandem awards, a participant may elect whether the restrictions on tandem restricted stock will lapse (in which case the related option will expire), or whether the option will be immediately exercisable (in which case the related restricted stock will be forfeited). If a change in control is approved by a majority of the Board, the Compensation Committee will decide whether outstanding stock options and SARs will vest and be exercisable and/or all restrictions on restricted stock will lapse, or the awards will be exchanged for similar awards of the surviving or acquiring corporation. If a non-employee director's membership on the Board terminates within one year following a change in control that did not have the prior written approval of a majority of the Board, all outstanding stock options will vest and be exercisable and all restrictions on restricted stock and restricted stock units will lapse.

Amendment or Termination of Plan.    The Board of Directors may terminate, suspend or modify the Plan, without the authorization of the stockholders, to the extent allowed by law, provided that neither the Plan nor any award agreement can be amended in a way that results in the repricing of a stock option without stockholder approval. No termination, suspension or modification of the Plan may adversely affect any rights of a holder of an award granted under the Plan before the date of such termination, suspension or modification without the consent of such holder.

Federal Income Tax Consequences.    The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rules of the Internal Revenue Service. Participants also may be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisors to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

        Nonqualified Stock Options.    A participant will not recognize any income upon the grant of a nonqualified stock option. On the date the participant exercises the nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price (the amount paid for the shares). The participant will be responsible for remitting to the Company any withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income the participant recognizes. The participant's tax basis for the shares acquired upon exercise will be the exercise price paid for the shares plus the amount of ordinary income recognized. When the participant sells these shares, any gain or loss recognized is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares for more than one year.

        Restricted Stock/Restricted Stock Units.    If a participant receives a restricted stock award, he will recognize ordinary income upon becoming entitled to transfer the shares of common stock at the end of the restriction period without forfeiture or, if earlier, when there is no substantial risk of forfeiture of the common stock. A participant generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. In each case, the amount of income recognized will be equal to the fair market value of the shares or cash received on such date less the amount, if any, the participant paid for the shares. This amount will also be the participant's tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

        Stock Appreciation Rights.    A participant will not recognize any income at the time of the grant of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income the participant recognizes.

Awards Granted Under the Plan

It is not possible at this time to determine the specific awards that will be made in Fiscal 2012 and future years under the Plan. As of August 1, 2011, a total of 13,624,302 stock options with exercise prices ranging from $3.20 to $34.02 have been granted under the Plan since it was first adopted. Included in this number are grants as follows: David P. Storch (Chairman of the Board and Chief Executive Officer and a 33-year employee): 4,218,044; Timothy J. Romenesko (President and Chief Operating Officer and a 29-year employee): 504,900; Richard J. Poulton (Vice President, Chief Financial Officer and Treasurer): 108,357; Terry D. Stinson (Group Vice President — Structures and Systems): 30,000; Robert J. Regan (Vice President, General Counsel and Secretary): 58,357; all current executive officers as a group: 4,919,658; all current non-employee directors as a group: 71,500; all current nominees for election as a director as a group: 20,500; and all current employees as a group (excluding current executive officers): 8,704,644. On August 1,

2011, the last reported sales price for the common stock on the New York Stock Exchange was $29.11 per share.

Vote Required for Approval

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the annual meeting is required to approve the amendment to the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE AMENDMENT TO THE PLAN TO ADD SECTION 162(m)
PERFORMANCE CRITERIA.

Equity Compensation Plan Information

The following table provides information as of May 31, 2011 with respect to the Company's compensation plans under which equity securities of the Company are authorized for issuance (shares in thousands):

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securities holders	1,994	$18.56	3,767
Equity compensation plans not approved by securities holders	—	—	—
Total	1,994	$18.56	3,767

 PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee of the Company's Board of Directors.

The Audit Committee appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for Fiscal 2011, after consideration and determination of KPMG's independence in light of all services rendered to the Company and its performance as the Company's independent registered public accounting firm. The Board of Directors asks that stockholders ratify the appointment of KPMG as the Company's independent registered public accounting firm for Fiscal 2011. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions of stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal 2011 and Fiscal 2010 for audit, audit-related, tax, and other services provided by the Company's independent registered public accounting firm. As noted, audit fees decreased in Fiscal 2011, principally as a result of additional assistance provided by the Company's internal audit department.

Description of Fees	Fiscal 2011 ($)	Fiscal 2010 ($)
Audit Fees	1,275,000	1,490,000
Audit-Related Fees[1]	63,386	243,090
Tax Fees[2]	335,536	268,588
All Other Fees[3]	0	40,000
1
Audit-related fees in Fiscal 2011 were for a comfort letter and statutory audits of foreign subsidiaries. Audit-related fees in Fiscal 2010 were for a comfort letter, statutory audits of foreign subsidiaries and acquisition due diligence.

2
Tax fees include domestic and foreign income tax return reviews.

3
All other fees represent consultation and assistance regarding government contract accounting.

Audit Committee pre-approval is required for any audit, audit-related, tax or other services to be provided by the independent registered public accounting firm.

Vote Required for Ratification

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting at the annual meeting is required to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 Audit Committee Report for Fiscal 2011

On May 31, 2011, the Audit Committee was comprised of six independent directors. The Board has determined that each member of the Audit Committee is independent within the meaning of the applicable SEC regulations, NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence.

The Company's management is primarily responsible for the Company's financial statements and the quality and integrity of the reporting process and systems of internal control. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions thereon. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors, as the Audit Committee deems necessary, to carry out its duties with funding from the Company.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended May 31, 2011 with the Company's management and representatives of the Company's independent registered public accounting firm, including a discussion of the reasonableness of significant judgments and accounting estimates, and clarity of disclosures in the financial statements. The Audit Committee also reviewed with management and the independent registered public accounting firm the preparation of the financial statements and related disclosures contained in the Company's earnings announcements and quarterly reports. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with the United States generally accepted accounting principles ("GAAP"), and the independent registered public accounting firm has expressed an opinion based on their audit that the financial statements are in conformance with GAAP in all material respects. The Audit Committee is not responsible for planning or conducting audits, or the determination that the Company's financial statements are complete and accurate and in accordance with GAAP. That is the responsibility of management and the independent registered public accounting firm.

The Audit Committee reviewed and discussed with the independent registered public accounting firm and management the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting, and the Internal Audit Department's management, organization, responsibilities, budget and staffing. The Audit Committee also met with the independent registered public accounting firm representatives without management present and discussed the results of their audits, their evaluation of the Company's internal controls over financial reporting, disclosure controls and the overall quality (not just acceptability) of the Company's accounting policies and financial reporting.

The Audit Committee also discussed with the representatives of the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS"), No. 61, Communications with Audit Committees, as amended by SAS 90 Audit Committee Communications, the independent registered public accounting firm's independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by the independent registered public accounting firm and required by applicable requirements of the Public Company Accounting Oversight Board, and determined that the non-audit services provided to the Company by the independent registered public accounting firm are compatible with maintaining the independent registered public accounting firm's independence.

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2011 for filing with the SEC.

The Audit Committee also reviewed and assessed the adequacy of the Audit Committee Charter and conducted an Audit Committee self-assessment in which it concluded that the Committee operates effectively and successfully carried out all of its Charter responsibilities.

Respectfully submitted,

Audit Committee

  James E. Goodwin, Chairman
  Norman R. Bobins
  James G. Brocksmith, Jr.
  Patrick J. Kelly
  Marc J. Walfish
  Ronald B. Woodard

CORPORATE GOVERNANCE

General

The Company is committed to good corporate governance. We regularly review our policies and procedures, giving due consideration to current developments and "best practices." We believe that we comply with all applicable SEC and NYSE rules and regulations and have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Copies of the following corporate governance documents are available on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance":

  •
  Corporate Governance Guidelines

  •
  Categorical Standards and Policy for Determining Director Independence

  •
  Code of Business Ethics and Conduct

  •
  Audit Committee Charter

  •
  Compensation Committee Charter

  •
  Nominating and Governance Committee Charter

  •
  Executive Committee Charter

These corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Company maintains an Ethics Assist Line through a third-party provider to receive confidential complaints, information, suggestions or recommendations concerning the Company, its officers, directors and employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Assist Line is toll-free and permits callers to identify themselves or remain anonymous at their election.

Director Independence

A majority of the members of the Board of Directors must be independent directors under the Company's Corporate Governance Guidelines and applicable NYSE rules. The Nominating and Governance Committee and the Board of Directors review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company's "Categorical Standards and Policy for Determining Director Independence" include all of the elements of the applicable SEC and NYSE rules with respect to director independence, as well as those of the Company, and are attached as Appendix A to this proxy statement. Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2011, affirmatively determined that no director has a material relationship with the Company that would impair the director's ability to exercise independent judgment and, accordingly, that each director is an independent director, except for David P. Storch, due to his status as Chairman of the Board and Chief Executive

Officer of the Company, and Timothy J. Romenesko, due to his status as President and Chief Operating Officer of the Company. Under the NYSE rules, a director employed by the Company is not an independent director by definition.

Board Leadership Structure

The Board of Directors determines the leadership structure for the Board and the Company in a manner that it believes best serves the interests of the Company's stockholders. The Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer. Currently, the Company's Chief Executive Officer, David P. Storch, is also Chairman of the Board. The Board believes this structure is the most effective and appropriate leadership structure for the Board and the Company at this time for the following principal reasons:

  •
  Mr. Storch is the second Chairman and Chief Executive Officer in the Company's 60-year history. This stability at the most senior executive position within the Company has served the Company well and contributed to its ability to adapt and react to recurrent business cycles in the commercial aviation and government and defense services markets.

  •
  Mr. Storch has served the Company in senior management positions for over 20 years (beginning in 1989 as President and Chief Operating Officer of the Company, his assumption of the Chief Executive Officer title in 1996, his assumption of the Chairman of the Board title in 2005 and continuing through his current position as Chairman and Chief Executive Officer).

  •
  Mr. Storch's combination of expertise and experience provides the Company with a unique skill-set, including his knowledge of the commercial aviation and government and defense services markets; his understanding of the Company's culture, businesses, employees and customers; and his leadership role in the Company's transformation from a supplier of aircraft parts and aftermarket services for commercial airlines into a leading international provider of products and services to the commercial aviation and government and defense services markets, with both front-end manufacturing and after-market support to domestic and international customers.

  •
  As Chairman and Chief Executive Officer of the Company, Mr. Storch leads the Board and senior management in the development and implementation of the Company's business strategy and its relationships with its core constituents, including its stockholders, customers and employees.

  •
  The Board of Directors, particularly the non-management directors, provides substantial independent oversight of the conduct of the Company's business. The Company does not have a lead director in title, but the Chairman of the Nominating and Governance Committee (currently, Ronald R. Fogleman) acts in that capacity and chairs all executive sessions of the non-management directors. The non-management directors meet regularly in executive sessions, including at every regularly scheduled Board meeting, after which the Chairman of the Nominating and Governance Committee briefs Mr. Storch, as appropriate.

  •
  The Board of Directors conducts an annual evaluation of the Chairman and Chief Executive Officer that focuses on Mr. Storch's performance in carrying out the responsibilities of the two positions. In Fiscal 2011, the Board concluded at this evaluation that Mr. Storch's performance as Chairman and Chief Executive Officer continues to justify maintaining the combined position.

Risk Management Oversight

The Board of Directors, directly and through its committees, is responsible for overseeing management's process for assessing and managing the Company's exposure to risks. In that role, the Board regularly reviews and responds to management's business strategies and initiatives, the Company's quarterly and annual financial results and information relating to the Company's competitive position, customer base, and capital and liquidity position. The Board meets each year with senior management to review and discuss the Company's strategic plan. This meeting includes an assessment of the key challenges and risks of the Company's businesses, and the opportunities for addressing and responding to these challenges and risks.

The Audit Committee, on behalf of the Board, oversees the enterprise risk management committee, which is responsible for identifying the principal risks to the Company, developing and implementing risk mitigation strategies and reporting to the Audit Committee. In Fiscal 2011, the enterprise risk management committee reviewed and discussed with the Audit Committee the Company's principal risks and outlined its risk mitigation approach for addressing these risks. The Audit Committee reviews and reports to the Board on risks relating to accounting, financial reporting and legal compliance, risks identified by the Company's internal and external auditors, and matters raised through the Company's Ethics Assist Line. The Compensation Committee oversees and reports to the Board on the Company's incentive compensation programs to assure that they are appropriately structured to incentivize officers and key employees while assuring appropriate risk. The Nominating and Governance Committee oversees and reports to the Board on corporate governance risks, including director independence and related party transactions.

The Board and its committees receive information from and have regular access to the individual members of management responsible for managing risk, including the Company's Chief Executive Officer, President, Chief Financial Officer, Group Vice Presidents, Controller, General Counsel and Internal Auditor. The directors also meet each quarter with a broader group of the Company's employees at regularly scheduled Board dinners as an informal way of learning more about the Company's businesses and its employees.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, independent directors as a group, or any individual director or Committee Chairman by mail addressed to:

  AAR CORP.
  Attention: Independent Directors (or the name of the individual director)
  c/o Corporate Secretary
  One AAR Place
  1100 North Wood Dale Road
  Wood Dale, Illinois 60191

The independent members of the Board of Directors have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board of Directors.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines to codify long-standing policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines, under the administration of the Nominating and Governance Committee of the Board of Directors, address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board of Directors. These Guidelines are reviewed annually by the Nominating and Governance Committee and the Board of Directors.

Director Nominations and Qualifications

The Board of Directors, acting through the Nominating and Governance Committee, is responsible for identifying, evaluating and recommending candidates for director. The Nominating and Governance Committee obtains recommendations from management, other directors, business and community leaders, and stockholders, and may retain the services of a consultant to assist in identifying candidates. The Nominating and Governance Committee considers all director candidates in the same manner, including director candidates recommended by stockholders, regardless of the source of the recommendation. In its evaluation of director candidates, the Nominating and Governance Committee considers the factors specified in the Company's Corporate Governance Guidelines, including:

  •
  Professional background and relevant business and industry experience;

  •
  Current employment, leadership experience and other board service;

  •
  Demonstrated business acumen or special technical skills or expertise (e.g., auditing, financial, legal or aviation/aerospace), particularly in areas where the Board currently lacks specific skills;

  •
  A commitment to enhancing stockholder value and serving the interests of all stockholders;

  •
  Independence (including within the meaning of the applicable NYSE rules) and freedom from any conflicts of interest that would interfere with a director's ability to discharge his duties; and

  •
  Willingness and ability to make the commitment of time and attention necessary for effective Board service; and

  •
  A high level of integrity and professional and personal ethics and values consistent with those of the Company.

The Nominating and Governance Committee considers the racial, ethnic and gender diversity of the Board and director candidates, as well as the diversity of their knowledge, skills, experience, background and perspective, to assure that the Company maintains the benefit of a diverse, balanced and effective Board. In Fiscal 2011, the Board engaged an independent executive search firm to consider Board diversity and to provide information on the identification and recruitment of women and minority Board candidates. The Board expressed its view that Board diversity is a key priority for the Company, to be addressed no later than the next director vacancy.

A full list of the qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance" and is available in print to any stockholder upon written request to the Secretary of the Company at the address listed on the first page of this proxy statement. The Nominating and Governance Committee regularly reviews these qualifications and the performance of individual directors and the Board as a whole.

Following its evaluation of director candidates, the Nominating and Governance Committee recommends its director nominees to the Board of Directors. Based on its review and consideration of the Committee's recommendation, the Board makes the final determination of director nominees to be elected by the Company's stockholders.

Stockholders may submit a proposed nomination to the Nominating and Governance Committee for consideration with respect to the 2012 annual meeting of stockholders by writing to the Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. To be considered, proposed nominations must be received by the Secretary of the Company no later than April 18, 2012, must state the reasons for the proposed nomination and contain the information required under the Company's By-Laws, including the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, information as to stock ownership, other arrangements regarding the Common Stock, and any other qualifications. Proposed nominations must also include a statement indicating that the proposed nominees have consented to being named in the proxy statement and to serve if elected.

Executive Sessions

Independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The Chairman of the Nominating and Governance Committee presides at the executive sessions of independent directors.

Code of Business Ethics and Conduct

The Company's Code of Business Ethics and Conduct adopted by the Board of Directors applies to all directors, officers, and employees, including the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, and the Chief Accounting Officer and Controller. The purpose of the Code of Business Ethics and Conduct is to promote the highest ethical standards in the Company's business practices and procedures, including the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable laws and governmental rules and regulations. Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. We will post any amendments to the Code of Business Ethics and Conduct and any waivers from the Code granted by the Board to directors or executive officers on the Company's website, as required under SEC rules.

The Board reviewed and revised the Code of Business Ethics and Conduct in Fiscal 2011. The revisions strengthened the rules relating to the offering and receipt of gifts and updated the Code's provisions regarding the Foreign Corrupt Practices Act and the Federal Government Contractor Code of Business Ethics and Conduct.

 Related Person Transaction Policy

The purpose of the Related Person Transaction Policy, as adopted by the Board of Directors, is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. "Related persons" means: the Company's directors; director nominees; executive officers; greater than five percent beneficial owners of the Company's voting securities; members of their immediate families; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, a principal, or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Under the Policy, any related person transaction involving amounts in excess of $120,000, must be reviewed, considered, and approved by the Board of Directors directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration the purpose of, and the potential benefits to the Company from, the related person transaction, and the impact of the related person transaction on a director's independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Policy provides that the Company may undertake certain pre-approved related person transactions without further specific review, consideration, and approval, including the following:

  •
  Transactions in which the related person's interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction;

  •
  Transactions in which the related person's interest derives solely from his or her ownership (together with that of any other related persons) of less than 10% of the equity interest in another person (other than a general partnership interest) that is a party to the transaction;

  •
  Transactions in which the related person's interest derives solely from his or her ownership of a class of equity securities of the Company and all holders of that class of equity securities receive the same benefits on a pro rata basis;

  •
  Transactions involving the purchase or sale of products in the ordinary course of business, not exceeding $120,000 on an annual basis; and

  •
  Compensation paid to executive officers and directors of the Company that is reported in the Company's proxy statement or otherwise approved by the Compensation Committee.

The Board approved a "Founder's Agreement" dated October 19, 2010 between the Company and Ira A. Eichner, the Founder and a former director and Chairman of the Board of the Company. The Founder's Agreement recognizes Mr. Eichner's extraordinary contributions to the Company over 55 years and the value to the Company of an ongoing relationship with Mr. Eichner. Under the Founder's Agreement, upon request of the Company and subject to his availability, Mr. Eichner will serve as an ambassador for the Company and provide consulting services on operational and strategic issues. Mr. Eichner receives a quarterly retainer of $25,000 and is reimbursed for business expenses incurred in service to the Company. Mr. Eichner also participates in the Company's Non-Employee Directors' Retirement Plan until December 1, 2015 (see "— Director Compensation Table," footnote 5). Mr. Eichner is Mr. Storch's father-in-law.

 Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee. The following table shows the current membership of each committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Norman R. Bobins	X	X
Michael R. Boyce		X	X
James G. Brocksmith, Jr.	X	X
Ronald R. Fogleman		X	Chair
James E. Goodwin	Chair		X	X
Patrick J. Kelly	X		X
Peter Pace		X	X
Timothy J. Romenesko
David P. Storch				Chair
Marc J. Walfish	X		X	X
Ronald B. Woodard	X	Chair

Audit Committee

The Audit Committee is comprised entirely of independent directors qualified to serve on the Audit Committee under applicable SEC and NYSE rules, and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are James E. Goodwin (Chairman), Norman R. Bobins, James G. Brocksmith, Jr., Patrick J. Kelly, Marc J. Walfish, and Ronald B. Woodard. The Board of Directors has determined that each Audit Committee member is an "audit committee financial expert" within the meaning of applicable SEC rules.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Audit Committee and the Board of Directors at their July 2011 meetings. The full text of the Audit Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Audit Committee is primarily concerned with the integrity of the Company's financial statements, compliance with legal and regulatory requirements and the performance of the Company's internal audit function and independent registered public accounting firm. The Audit Committee performs the specific functions described in its charter, including:

  •
  Approves and engages the independent registered public accounting firm that audits the Company's consolidated financial statements;

  •
  Pre-approves all non-audit and audit-related services furnished by the independent registered public accounting firm;

  •
  Maintains communication between the Board and the independent registered public accounting firm;

  •
  Monitors the qualifications, independence and performance of the independent registered public accounting firm;

  •
  Oversees and reviews the Company's financial reporting processes and practices;

  •
  Oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of the Company's internal audit department;

  •
  Reviews the scope and results of audits;

  •
  Oversees the Company's enterprise risk management committee; and

  •
  Meets with the independent registered public accounting firm representatives and internal audit department representatives without members of management present.

The Audit Committee held seven meetings during Fiscal 2011. The Audit Committee Report for Fiscal 2011 appears on page 18.

Compensation Committee

The Compensation Committee is comprised entirely of independent directors as defined under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are Ronald B. Woodard (Chairman), Norman R. Bobins, Michael R. Boyce, James G. Brocksmith, Jr., Ronald R. Fogleman, and Peter Pace.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Compensation Committee and the Board of Directors at their July 2011 meetings. The full text of the Compensation Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing the AAR CORP. Stock Benefit Plan and any other compensation and employee benefit plans. The Compensation Committee performs the specific functions described in its charter, including:

  •
  Reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;

  •
  Sets the compensation of the Chief Executive Officer and, together with the full Board, evaluates the Chief Executive Officer's performance;

  •
  Administers the Company's annual cash incentive and long-term stock incentive programs for officers, the AAR CORP. Stock Benefit Plan, and the AAR Section 162(m) Incentive Goal Program;

  •
  Recommends director compensation and benefits to the Board for approval; and

  •
  Oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans.

The Compensation Committee held six meetings during Fiscal 2011. The Compensation Committee Report on Executive Compensation for Fiscal 2011 appears on page 51.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised entirely of independent directors as defined under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are Ronald R. Fogleman (Chairman), Michael R. Boyce, James E. Goodwin, Patrick J. Kelly, Peter Pace, and Marc J. Walfish.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Nominating and Governance Committee and the Board of Directors at their July 2011 meetings. The full text of the Nominating and Governance Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Nominating and Governance Committee is responsible for both nominating and governance matters as described in its charter. The Nominating and Governance Committee performs the specific functions described in its charter, including:

  •
  Oversees the composition, structure and evaluation of the Board and its committees;

  •
  Reviews, considers, and acts upon related person transactions;

  •
  Develops and recommends Corporate Governance Guidelines for Board approval; and

  •
  Monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees.

The Nominating and Governance Committee held five meetings during Fiscal 2011.

Executive Committee

The Executive Committee is comprised of David P. Storch (Chairman), James E. Goodwin, and Marc J. Walfish. Mr. Goodwin and Mr. Walfish are each independent directors as defined by applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Executive Committee and the Board of Directors at their July 2011 meetings. The full text of the Executive Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee's charter, the Board, applicable law and the Company's By-Laws.

The Executive Committee did not meet during Fiscal 2011.

Board Meetings and Attendance

During Fiscal 2011, the Board held four meetings and acted by unanimous written consent on two occasions. All persons who were directors during Fiscal 2011 attended at least 75% of the Board meetings and meetings of Board committees on which they served.

The Company's Corporate Governance Guidelines provide that directors are expected to attend all stockholder meetings. All the members of the Company's Board of Directors attended the Company's 2011 annual meeting of stockholders.

Director Compensation

The Board believes that compensation for any director who is not an officer or employee of the Company or any subsidiary ("Non-Employee Director") should be a mix of cash and equity compensation. Director compensation and benefits are recommended to the Board of Directors from time to time by the Compensation Committee for Board approval. Directors who are officers or employees of the Company, or any subsidiary, receive no additional compensation for service on the Board or any of its committees.

In Fiscal 2011, the Compensation Committee, with the assistance of its independent compensation consultant, reviewed the Company's existing director compensation program. Based on the review and subsequent discussions involving the full Board, senior management and representatives of the independent compensation consultant, the Board approved a new director compensation program effective June 1, 2011, designed to provide competitive compensation that fairly rewards directors for their service to the Company.

The following table identifies the elements of director compensation in effect during Fiscal 2011 and the new director compensation program that became effective June 1, 2011:

Compensation Element	Fiscal 2011 Non-Employee Director Compensation Program	New Non-Employee Director Compensation Program
Annual Retainer	$45,000	$50,000
Annual Committee Chair Retainer	$5,000	$10,000
Board and Committee Meeting Fees	$2,500 ($1,250 for telephone meetings)	Same
Annual Equity Grant	4,000 shares of Common Stock (vesting over three years)	5,000 shares of Common Stock (vesting over one year)

Annual retainer fees are paid quarterly, Committee Chairman retainer fees are paid annually, and meeting fees are paid promptly following each meeting attended. The annual equity grant is typically made at the Board's July meeting, but in Fiscal 2011 it was made at the April meeting with an effective date of June 1, 2011. Each Non-Employee Director may elect to defer receipt of the retainers and meeting fees pursuant to the Company's Non-Employee Directors' Deferred Compensation Plan (the "Director Plan"). Under the Director Plan, deferred retainer fees are converted into stock units equivalent to shares of Common Stock, and deferred meeting fees are credited with interest quarterly based on the 10-Year United States Treasury Bond rate. Distributions of deferred retainer fees under the Director Plan are made in cash or equivalent value Common Stock, at the participant's election, and distribution of deferred meeting fees are made in cash, in each case upon termination of service on the Board or on the happening of certain other events, as specified in the Director Plan.

Each Non-Employee Director, upon being elected a director, receives term life insurance coverage of $200,000 and is eligible (with spouse) to participate in a Company-paid, annual physical program. The Company also reimburses its directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

Director Compensation Table

The following table details the total compensation paid to the Company's Non-Employee Directors for Fiscal 2011:

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
Norman R. Bobins	73,750	71,640	0	0	0	3,220	148,610
Michael R. Boyce	78,750	71,640	0	0	0	720	151,110
James G. Brocksmith, Jr.	86,250	71,640	0	0	76,428	7,336	241,654
Gerald F. Fitzgerald, Jr. (retired October 2010)	25,625	71,640	0	0	0	—	97,265
Ronald R. Fogleman	78,750	71,640	0	0	0	2,142	152,532
James E. Goodwin	85,000	71,640	0	0	0	12,220	168,860
Patrick J. Kelly	72,500	71,640	0	0	0	720	144,860
Peter Pace (elected January 2011)	31,375	55,600	0	0	0	720	87,695
Marc J. Walfish	80,000	71,640	0	0	0	720	152,360
Ronald B. Woodard	82,500	71,640	0	0	0	720	154,860
1
Mr. Storch and Mr. Romenesko are not included in this table as they are employee directors of the Company and receive no additional compensation for their service as directors. Their compensation from the Company is set forth in the Summary Compensation Table in this proxy statement.

2
The following table provides a breakdown of director fees earned or paid in cash for Fiscal 2011 (the amounts for Mr. Fitzgerald and General Pace reflect their service for less than the full year):

Name	Annual Retainer ($)	Committee Chair Retainer Fees ($)	Meeting Fees ($)	Total ($)
Norman R. Bobins	45,000	0	28,750	73,750
Michael R. Boyce	45,000	0	33,750	78,750
James G. Brocksmith, Jr.	45,000	5,000	36,250	86,250
Gerald F. Fitzgerald, Jr.	16,875	0	8,750	25,625
Ronald R. Fogleman	45,000	5,000	28,750	78,750
James E. Goodwin	45,000	5,000	35,000	85,000
Patrick J. Kelly	45,000	0	27,500	72,500
Peter Pace	16,375	0	15,000	31,375
Marc J. Walfish	45,000	0	35,000	80,000
Ronald B. Woodard	45,000	0	37,500	82,500
3
The amounts in this column reflect the aggregate grant date fair value of the Fiscal 2011 restricted stock awards granted to each Non-Employee Director computed in accordance with FASB ASC Topic 718. All of Mr. Fitzgerald's unvested restricted shares, including those granted in Fiscal 2011, were cancelled in connection with his termination of service from the Board. As of May 31, 2011, each Non-Employee Director (other than General Pace) held 7,501 unvested restricted shares, and General Pace held 2,000 unvested restricted shares.

4
No stock options were granted to Non-Employee Directors in Fiscal 2011. The aggregate number of shares issuable pursuant to stock options held by each Non-Employee Director as of May 31, 2011 was as follows: Mr. Bobins, 0; Mr. Boyce, 0; Mr. Brocksmith, 7,000; General Fogleman, 7,000; Mr. Goodwin, 7,000; Mr. Kelly, 0; General Pace, 0; Mr. Walfish, 17,000; and Mr. Woodard, 3,500.

5
Mr. Brocksmith is the only current director eligible to receive benefits under the Company's Non-Employee Directors' Retirement Plan upon retirement from the Board. Effective April 10, 2001, the Company terminated this Plan, which provides for quarterly cash payments following retirement in an amount equal to 25% of the annual retainer for a period equal to the total number of years of service as a director, up to a maximum of 10 years, or until death. The amount in this column represents the increase in the present value of accumulated benefits under this Plan during Fiscal 2011, determined using assumptions consistent with those used for reporting purposes in the Company's 2011 Form 10-K. There were no preferential or above-market earnings credited under the Company's Non-Employee Directors' Deferred Compensation Plan.

6
This column includes reimbursed expenses in connection with spousal travel and/or travel and hotel expense in connection with the Company-paid director/spouse annual physical program as well as the cost of the annual physical program and the cost of term life insurance.

Compensation Committee Interlocks and Insider Participation

Messrs. Bobins, Boyce, Brocksmith, Fogleman, Woodard and General Pace, all of whom are independent Non-Employee Directors, are the current members of the Compensation Committee of the Board of Directors of the Company. During Fiscal 2011, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of the Compensation Discussion and Analysis ("CD&A") is to describe our executive compensation program. In this section, we provide the following information about the compensation of our Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company (our "named executive officers"):

  •
  An "Executive Summary" identifying the primary goals of our executive compensation program and describing our Fiscal 2011 business performance and executive compensation;

  •
  The principal compensation elements of our executive compensation program;

  •
  Our Fiscal 2011 executive compensation decisions, focusing on the relationship between business performance and executive compensation; and

  •
  Our key executive compensation policies and practices.

I. Executive Summary

  A.
  Goals of Our Executive Compensation Program

The primary goals of our executive compensation program are to:

  •
  Attract and retain talented executives capable of producing outstanding business results for the Company;

  •
  Motivate and reward executives by paying for performance in a manner that takes into account Company, business group and individual performance; and

  •
  Provide for compensation that strikes a proper balance between short-term and long-term compensation, and between cash and equity compensation, with an emphasis on equity compensation to align the interests of executives with the interests of the Company's stockholders.

  B.
  Fiscal 2011 Business Performance Highlights

The Company delivered exceptional business performance results in Fiscal 2011. We achieved record consolidated sales of $1.78 billion (a 34.9% increase over Fiscal 2010) and earned net income of $69.8 million (a 56.5% increase over Fiscal 2010) and diluted earnings per share of $1.73 (a 49.1% increase over Fiscal 2010). Our businesses generated $108.6 million in cash flow from operations during Fiscal 2011, most of which was reinvested to strengthen and broaden our product and service capabilities for the future. We also began paying an annual dividend of $.30 per share in the fourth quarter of Fiscal 2011.

The table below summarizes our key business performance results in Fiscal 2011 compared to Fiscal 2010 (dollars in thousands, except per share data):

	Fiscal 2011 ($)	Fiscal 2010 ($)	Change (%)
Sales	1,775,782	1,316,416	34.9
Operating Income	138,727	93,769	47.9
Net Income	69,826	44,628	56.5
Diluted Earnings Per Share	1.73	1.16	49.1
Stockholders' Equity	835,845	746,906	11.9

For more information about our business, please see "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on July 13, 2011.

  C.
  Fiscal 2011 Executive Compensation Highlights

The compensation awarded to the Company's named executive officers in Fiscal 2011 reflected and, in the Compensation Committee's view, contributed to, the Company's exceptional business performance for the year. Fiscal 2011 executive compensation also underlined the Company's commitment to pay for performance.

Below is a summary of the Fiscal 2011 compensation paid to the named executive officers of the Company:

  •
  Base salaries for the named executive officers increased marginally in Fiscal 2011 compared to Fiscal 2010 as a result of a Company-wide 2% merit pool increase in the base salaries for all employees (except that the Compensation Committee increased Mr. Storch's base salary by 6% per the terms of his employment agreement, and Mr. Romenesko received a 3% increase).

  •
  Annual cash incentives for the named executive officers paid out just below the maximum level in Fiscal 2011 based on the Company's net income and leverage ratio performance for the June 1, 2010 through May 31, 2011 performance period. The Company significantly exceeded the performance targets established by the Compensation Committee in July 2010. The result was an annual cash incentive ranging from 120% to 165% of base salary for the named executive officers.

  •
  Long-term incentive compensation — consisting of performance-based restricted stock, stock options and time-based restricted stock — was significantly lower for the named executive officers in Fiscal 2011 due to the re-design of the Company's long-term incentive plan. The Fiscal 2011 long-term incentive plan provided for a single grant of performance-based restricted stock with a single, three-year performance period. In contrast, in Fiscal 2010 there were two grants of performance-based restricted stock: one grant for the Fiscal 2010 performance period and a second grant for the combined Fiscal 2009 and Fiscal 2010 performance period.

Principally as a result of the difference between the value of Fiscal 2011 and Fiscal 2010 performance-based restricted stock, total direct compensation (defined as base salary plus annual cash incentive plus long-term incentive compensation) decreased for each named executive officer (other than Mr. Regan who was not a named executive officer in Fiscal 2010) in Fiscal 2011 versus Fiscal 2010, as shown in the table below:

	Total Direct Compensation (Base Salary + Annual Cash Incentive + Grant Date Value of Long-Term Incentive Compensation)
Named Executive Officer	Fiscal 2011($)	Fiscal 2010 ($)	Change
David P. Storch	$4,614,913	$5,737,452	-19.6%
Timothy J. Romenesko	$2,311,827	$2,842,332	-18.7%
Richard J. Poulton	$1,488,173	$1,669,742	-10.9%
Terry D. Stinson	$1,053,933	$1,491,437	-29.3%
Robert J. Regan	$1,488,173	N/A	N/A

In addition, "Total" compensation reported in the Summary Compensation Table on page 52 decreased for four of the named executive officers in Fiscal 2011, as compared to Fiscal 2010.

In support of the Company's emphasis on pay-for-performance compensation and to align the Company's executive compensation program more closely to market practice, the Compensation Committee made the following decisions in Fiscal 2011 with respect to the Company's executive compensation program:

  •
  Retained the Use of Two Performance Goals under the Short-Term Incentive Plan.  The Company believes that income statement and balance sheet strength are critical to the Company's financial success and its ability to compete in the marketplace. Accordingly, the Company decided to retain two separate performance goals in the design of its short-term incentive plan: net income, as a measure of income statement performance, and a leverage ratio, as a measure of balance sheet performance. Each performance goal is given equal weight (50%) in the determination of an executive's annual cash bonus. In addition, the Compensation Committee established threshold, target and maximum performance goals designed to provide proper incentives to the Company's executive officers. The Compensation Committee believes this incentive structure aligns the interests of the executives and the Company in a way that ultimately benefits the Company's stockholders.

  •
  Re-Designed the Long-Term Incentive Plan.  The Company made several changes to its long-term incentive plan in Fiscal 2011. It retained the use of performance-based restricted stock and added a stock option component to the long-term incentive plan. The addition of stock options emphasized the significance of stock price appreciation: an executive does not realize any value from the award unless the Company's stock price increases over the exercise price of the stock option. To round out the long-term incentive plan and promote executive retention, the Company also provided for the use of time-based restricted stock. The Company believes that the use of three different types of stock awards incentivizes executives to achieve stock price appreciation, thereby aligning the executives' interests with the interests of stockholders, and promotes the long-term retention of executives. The Company also adjusted the design of its performance-based restricted stock awards, using cumulative net income over a three-year period as the applicable performance goal. The reason for this change was to emphasize the Company's commitment to long-term net income performance.

  •
  Adopted Protection for the Recovery of Incentive Compensation ("Clawback").  The Company revised its standard stock award agreements to include a Clawback provision that gives the Company the right to recover all or a portion of an equity incentive award under certain circumstances. These circumstances relate principally to those instances in which an award was paid based upon the achievement of financial results that were subsequently restated and the restated financial results would have yielded a lower incentive award.

II.  Principal Compensation Elements of Our Executive Compensation Program

The table below identifies the principal elements of our Fiscal 2011 executive compensation program, with the ensuing narrative providing a brief description of each element.

Compensation Element	Form of Compensation	Performance Criteria
Base salary	Cash	Recognition of individual performance/contributions
Annual cash incentive	Cash	• Net income • Leverage ratio • Specific business unit goals
Long-term incentives	• Stock options	• Stock price appreciation

	• Restricted stock	• Recognition of individual performance/contributions

	• Performance-based restricted stock	• Cumulative net income over three years (subject to stock price triggers)
Retirement benefits	Eligibility to participate in and receive Company contributions to our 401(k) plan (available to all employees) and, for certain officers a supplemental deferred compensation plan	Not applicable
Perquisites	Various (see below)	Not applicable
  A.
  Base Salary

The Company provides base salaries as a guaranteed minimum amount of compensation in consideration of day-to-day performance. Base salaries are designed to reward individual performance and contributions consistent with an executive officer's position and responsibilities. The Compensation Committee annually reviews the base salaries of all executive officers, including the Chief Executive Officer and the other named executive officers, and may adjust base salaries, typically at the beginning of a fiscal year, based upon consideration of:

  •
  The executive's current salary;

  •
  The executive's performance and contributions during the past fiscal year;

  •
  The executive's qualifications and responsibilities;

  •
  The executive's tenure with the Company and the position held by the executive;

  •
  The Company-wide merit pool increase in the base salaries for all employees;

  •
  Competitive salary considerations relative to similar positions at other companies competing for talent in the Company's employment market, including the Company's peer group companies; and

  •
  The recommendation of the Chief Executive Officer, in the case of all executive officers other than himself.

  B.
  Annual Cash Incentives

The Compensation Committee believes that annual incentive opportunities, payable in cash, serve as an appropriate incentive for achievement of the Company's short-term (i.e., one-year) performance goals at either the corporate level or at the business group level. A cash-based incentive provides an opportunity that is consistent with market practice and allows the named executive officers to receive the value of their performance over the measurement period.

Within the first 90 days of each fiscal year, the Company establishes specific performance goals for its executive officers, including the named executive officers, that govern the payment of annual cash incentive awards for that fiscal year. The Company pays an annual cash incentive award to each named executive officer, typically measured as a percentage of the executive officer's base salary, based on the extent to which the Company and the executive officer achieve applicable performance goals. Performance at a target level results in a target annual cash incentive award, and performance above or below target results in payment of an annual cash incentive award at a higher or lower percentage of base salary, respectively. Performance below a minimum threshold results in no annual cash incentive award. For named executive officers at the corporate level, the annual cash incentive in recent years has been based on two performance goals: net income and a leverage ratio (average total recourse net debt to capital). For a named executive officer in charge of a business group, the annual cash incentive is typically based on the performance results of the business group, rather than the Company as a whole.

  C.
  Long-Term Incentives

The Company uses equity compensation to provide long-term incentive opportunities for its named executive officers and certain other officers and key employees. The Company believes that the use of equity compensation rewards executives in a manner that aligns their interests with the interests of the Company's stockholders. Given the importance of this alignment, long-term equity-based compensation typically represents the most significant component of total compensation for the Company's executive officers. Long-term incentive compensation grants represent potential compensation at the time of grant; their value is realized by a named executive officer only if applicable performance and vesting conditions are satisfied.

Equity compensation is provided under the stockholder-approved AAR CORP. Stock Benefit Plan ("Stock Benefit Plan"). Under the Stock Benefit Plan, the Compensation Committee has the discretion to grant stock options, performance-based restricted stock or restricted stock unit awards, employment or time-based restricted stock or restricted stock unit awards, or any combination of the foregoing. The Stock Benefit Plan also provides for the use of stock appreciation units; however, to date, the Compensation Committee has not granted any stock appreciation units.

Generally, when determining restricted stock and stock option grant opportunities, the Compensation Committee considers the executive's position and responsibilities in the Company, performance and contributions during the preceding year, capabilities and potential for future contributions to the Company, the number of restricted stock shares and options previously granted to the executive and, for senior management (including the named executive officers), their stock ownership relative to the Company's stock ownership guidelines and the Chief Executive Officer's recommendation.

  D.
  Retirement Benefits

The Company's named executive officers participate in three retirement plans: the Retirement Plan, the Retirement Savings Plan and the Supplemental Key Employee Retirement Plan (the "SKERP").

  •
  Retirement Plan.  Benefit accruals under the tax-qualified Retirement Plan ceased on June 1, 2005 for most employees, including Messrs. Storch and Romenesko, the only named executive officers who participate in the Retirement Plan. At termination of employment, a participant is eligible to receive the amount credited to his account under the Retirement Plan, which consists of (i) an opening balance for those participants who participated in the Retirement Plan as of December 31, 1999 equal to the then present value of the benefit accrued as of such date, (ii) quarterly pay credits (through May 31, 2005) based on the participant's age and service, and (iii) quarterly interest credits until the account is distributed based on the 30-year Treasury securities rate.

  •
  Retirement Savings Plan.  The Retirement Savings Plan is a tax-qualified 401(k) plan that covers most U.S. employees. An employee can elect to defer up to 75% of his compensation, up to a maximum of $16,500 in 2011, or $22,000 if age 50 or over. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. The Company provides a matching contribution equal to 20% of the first 5% of the participant's contributions, up to 1% of compensation; a profit-sharing contribution of up to 4% of compensation based on the participant's deferrals and the performance of the participant's operating unit; and a retirement benefit contribution of up to 4% of compensation based on the participant's age and service.

  •
  SKERP.  The Supplemental Key Executive Employee Retirement Plan (the "SKERP") is a non-qualified retirement plan that contains a defined benefit portion and a defined contribution portion. Benefit accruals under the defined benefit portion for all employees other than Messrs. Storch and Romenesko ceased as of October 1, 2001 and were distributed to the participants. The benefits accrued under the defined benefit portion as of May 31, 2006 for Messrs. Storch and Romenesko were converted to a lump sum and transferred to the defined contribution portion of the SKERP. The defined contribution portion of the SKERP is intended to provide eligible employees with the portion of their elective deferrals and the Company's matching and profit sharing contributions that could not be made under the Retirement Savings Plan due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining contributions ($245,000 in 2010 and in 2011). The Company also makes annual supplemental contributions equal to 22% of salary and bonus for Mr. Storch, 16% of salary and bonus for Mr. Romenesko, and 5% or 10% of salary and bonus for the other eligible named executive officers, principally to motivate these individuals to grow as business leaders and to improve their performance and thereby improve the Company's performance. These annual supplemental contributions do not vest until the named executive officers meet the definition of "retirement" under the SKERP.

  E.
  Perquisites

The Company provides certain executive officers, including its named executive officers, with a limited number of perquisites, as identified in the footnote to the "Other Compensation" column of the Summary Compensation Table. The Company believes these perquisites are reasonable, competitive, and consistent with the Company's overall executive compensation program. The Compensation Committee reviews on an annual basis the types and costs of perquisites provided by the Company to its executive officers.

III.  Our Fiscal 2011 Executive Compensation Decisions

The Board undertook a fresh look at the design of its executive compensation program in Fiscal 2011. Under the direction of the Compensation Committee and with the assistance of Aon Hewitt (formerly Hewitt Associates LLC), its independent compensation consultant, the Company sought to confirm that its executive compensation program was meeting its primary goals: attracting and retaining talented executives; motivating and rewarding these executives with pay for performance opportunities; and providing short-term cash and long-term equity compensation to executives in a manner that serves the Company's best interests.

Following analysis of the Company's existing executive compensation program and the programs of peer group companies and other companies known for compensation "best practices," the Company reviewed each of its compensation elements to determine the compensation structure that best fits the Company in light of its history, culture, performance, and strategy. Based on this review and analysis, the Company focused on the following actions in Fiscal 2011:

  •
  Approving the Company's peer group;

  •
  Setting target total direct compensation;

  •
  Approving competitive base salaries; and

  •
  Paying for performance under the Company's short-term and long-term incentive plans.

  A.
  Approving the Company's Peer Group

The Compensation Committee re-examined the peer group it established in Fiscal 2010 for executive compensation purposes. Total compensation opportunities for each executive are intended to be competitive with those offered by other companies competing for talent in the Company's employment market. The Compensation Committee, working with its independent compensation consultant, reviews the compensation paid by the peer group of companies in determining base salaries, annual cash incentive opportunities and long-term incentive opportunities provided to its executive officers.

In July 2010, the Compensation Committee used the following criteria in reviewing the Company's existing peer group: company type (publicly traded on a major exchange); location

(headquartered in the United States); industry type (using Standard and Poor's GICS codes); annual revenues (one-third to three times the Company's annual revenues); businesses that are similar to the Company's business groups; stock price volatility; and various financial performance measures (including revenue growth, net income growth, earnings per share growth, total return, return on average assets, and market capitalization). The Company determined that all of the peer group companies from Fiscal 2010 remained appropriate and, accordingly, no changes were made to the Fiscal 2011 peer group, which consisted of the following 25 companies:

Aircastle Ltd.	H&E Equipment Services, Inc.	Rockwell Collins, Inc.
B/E Aerospace, Inc.	HEICO Corp.	Spirit AeroSystems Holdings
Cascade Corporation	Hexcel Corporation	Teledyne Technologies Incorporated
Curtiss-Wright Corporation	Interline Brands, Inc.	The Greenbrier Companies, Inc.
Ducommun Incorporated	Kaman Corporation	TransDigm Group Inc.
DXP Enterprises, Inc.	Ladish Co., Inc.	Triumph Group, Inc.
Dyncorp International Inc.	Lawson Products	Wabtec Corporation
Esterline Technologies Corporation	Moog Inc.

FreightCar America, Inc.	MSC Industrial Direct Co., Inc.

The Compensation Committee, with the assistance of its independent compensation consultant, compiled relevant base salary, annual cash incentive and long-term incentive information for the key executives at the companies in the Company's peer group and a separate group of 91 general industry companies with revenues between $500 million and $3 billion. The Compensation Committee considered this information and, in particular, benchmarked the executive compensation of the peer group companies in setting the Fiscal 2011 base salaries, annual cash incentives and long-term incentive compensation of the Company's named executive officers, each as described below.

  B.
  Setting Target Total Direct Compensation

The Compensation Committee reviewed and approved Fiscal 2011 target "total direct compensation" for the named executive officers, consisting of three compensation elements: base salary, annual cash incentive and long-term incentive compensation, as follows:

  •
  Base salary:  Approved in July 2010; effective for June 1, 2010 through May 31, 2011.

  •
  Annual cash incentive:  Approved targets in July 2010; actual awards determined and approved in July 2011 based on the Company's performance from June 1, 2010 through May 31, 2011.

  •
  Long-term incentive compensation:  Approved grants of performance-based restricted stock, stock options and time-based restricted stock in July 2010 as potential compensation to be realized only if certain performance and vesting conditions are satisfied.

The Compensation Committee historically benchmarks target total direct compensation for the Company's named executive officers in the 50th to 75th percentile of total direct compensation levels of comparable positions at its peer group companies. For Fiscal 2011, the Compensation

Committee set target total direct compensation for the named executive officers in the following amounts:

Named Executive Officer	Target Total Direct Compensation
David P Storch	$4,149,013
Timothy J. Romenesko	$2,078,538
Richard J. Poulton	$1,341,796
Terry D. Stinson	$1,011,410
Robert J. Regan	$1,341,796

The table below shows base salary, target annual cash incentive and target long-term incentive compensation, each as a dollar amount and as a percentage of target total direct compensation, set by the Compensation Committee at the beginning of Fiscal 2011 for each named executive officer.

	Target Total Direct Compensation
	Base Salary		Target Annual Cash Incentive			Target Long-Term Incentive Compensation

Named Executive Officer	Dollar Amount	% of Total Target Direct Compensation	Dollar Amount	% of Total Target Direct Compensation		Dollar Amount	% of Total Target Direct Compensation
David P. Storch	$850,000	20.5%	$935,000	22.5%		$2,364,013	57.0%
Timothy J. Romenesko	$468,180	22.5%	$468,180	22.5%		$1,142,178	55.0%
Richard J. Poulton	$367,200	27.4%	$293,760	21.9%		$680,836	50.7%
Terry D. Stinson	$338,130	33.4%	$428,130	42.3%	*	$245,150	24.2%
Robert J. Regan	$367,200	27.4%	$293,760	21.9%		$680,836	50.7%
*
The annual cash incentive opportunity for Mr. Stinson, Group Vice President of Structures and Systems, is a more significant part of his target total direct compensation due to the Company's emphasis on the annual results of its business groups.

Variable performance-based compensation — meaning annual cash incentive, performance-based restricted stock and stock options but not including base salary and time-based restricted stock — comprises a significant percentage of target total direct compensation for each named executive officer: Mr. Storch: 62.0%; Mr. Romenesko: 60.6%; Mr. Poulton: 57.0%; Mr. Stinson: 66.6%; and Mr. Regan: 57.0%.

  C.
  Approving Competitive Base Salaries

The Compensation Committee generally sets the base salaries of the Company's named executive officers in the 50th to 75th percentile of salary levels of comparable positions at its peer group companies. The Company does not target base salaries at any specific percentage of total compensation when setting base salary; however, given the Company's emphasis on the link between pay and performance, base salaries are a less significant percentage of total direct compensation compared to the Company's variable performance-based compensation, as shown in the above table.

For Fiscal 2011, the Company instituted a Company-wide 2% merit pool increase in Fiscal 2011 base salaries, effective June 1, 2010 (except that the Compensation Committee increased Mr. Storch's base salary by 6% per the terms his employment agreement, and Mr. Romenesko received a 3% increase). The table below shows Fiscal 2011 base salaries compared to Fiscal 2010 base salaries for the named executive officers:

Named Executive Officer	Fiscal 2011 ($)	Fiscal 2010 ($)
David P. Storch	850,000	799,208
Timothy J. Romenesko	468,180	454,500
Richard J. Poulton	367,200	360,000
Terry D. Stinson	338,130	327,897	*
Robert J. Regan	367,200	354,961
*
Mr. Stinson received $341,230 in Fiscal 2010, an amount that included $13,333 of retroactive salary that should have been paid in Fiscal 2009.
  D.
  Paying for Performance under the Company's Short-Term and Long-Term Incentive Plans

The Compensation Committee continued its practice in Fiscal 2011 of providing that variable performance-based compensation shall constitute the majority of the target total direct compensation awarded to the named executive officers. Specifically, the Compensation Committee provided for a short-term incentive as a percentage of base salary and long-term incentive compensation weighted 40% toward performance-based restricted stock, 30% toward stock options and 30% toward time-based restricted stock. The Compensation Committee sets the types and levels of performance-based awards so that superior performance is rewarded with superior compensation, while below target performance results in below target compensation. Generally, as an executive's level of responsibility increases, a greater percentage of total compensation opportunity is based on performance, and the mix of total compensation shifts toward stock compensation and away from cash compensation. This approach aligns the long-term interests of the executives with those of stockholders.

The Company pays for performance primarily through its short-term incentive plan and its long-term incentive plan.

1.
Fiscal 2011 Short-Term Incentive Plan. The Fiscal 2011 short-term incentive plan retained the use of net income and a leverage ratio as the performance goals for eligibility for annual cash incentive awards. The Compensation Committee also implemented the AAR CORP. Section 162(m) Annual Cash Incentive Plan. The purpose of this plan was to set a ceiling on the performance-based bonuses, payable under the short-term incentive plan, to ensure that such bonuses qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code and are, thus, fully deductible by the Company. The Section 162(m) Annual Cash Incentive Plan uses as its performance goal the Company's net income for a given fiscal year. It establishes a maximum award opportunity for each participant, expressed as a percentage of net income, and then provides that the Compensation Committee has the discretion to reduce these amounts so that the actual bonuses to be paid to participants will be the bonuses determined under the Company's short-term incentive plan.

•
Fiscal 2011 Performance Goals.  In looking at the design of the short-term incentive plan for Fiscal 2011, the Compensation Committee determined, after consideration of peer group information, other market data, and the current state of the business environment in which the Company operates, that net income and a leverage ratio continued to be the appropriate performance goals for the Company. Accordingly, in July 2010, the Compensation Committee approved Fiscal 2011 performance goals for annual cash incentive opportunities for Messrs. Storch, Romenesko, Poulton and Regan based on the Company's net income (target of $56.88 million) and a leverage ratio (target of 45% or less). The net income target represented a 27% increase over Fiscal 2010 actual net income of $44.63 million. For purposes of measuring attainment of these performance goals in Fiscal 2011, the Compensation Committee determined that: (i) net income means consolidated net income, excluding special charges or unusual or infrequent items during the fiscal year, and as adjusted for changes in generally accepted accounting principles, and (ii) leverage ratio means an average total recourse net debt to capital ratio. The choice of these performance measures reflected the strong emphasis placed by the Company on preserving and growing stockholder wealth and maintaining a strong balance sheet.

    For Fiscal 2011, the Compensation Committee approved performance goals for Mr. Stinson's annual cash incentive opportunity based on the following financial measures for his Structures and Systems business group rather than overall Company performance: (i) pre-tax income; (ii) return on invested capital; and (iii) pre-tax cash flow. The choice of these performance goals for Mr. Stinson likewise reflected the Company's emphasis on cash generation and preservation, as well as the Compensation Committee's belief that achievement of the performance goal targets would require superior performance by the Structures and Systems business group.

    The net income and leverage ratio performance goals are each weighted 50% for purposes of determining the annual cash incentive for Messrs. Storch, Romenesko, Poulton and Regan. For Mr. Stinson, the performance goals are weighted as follows: pre-tax income (79%), pre-tax cash flow (9%), and return on invested capital (12%). This weighting reflected the Company's view as to the relative importance of the performance goals and a desire to incentivize executive officers and other employees receiving such awards in line with the interests of stockholders.

    The Fiscal 2011 annual cash incentive award opportunities approved by the Compensation Committee at the beginning of Fiscal 2011, and expressed as a percentage of base salary for the named executive officers, are set forth in the table below:

Percentage of Base Salary
Name	Threshold (%)	Target (%)	Maximum (%)
David P. Storch[1]	77	110	165
Timothy J. Romenesko[1]	70	100	150
Richard J. Poulton[1]	56	80	120
Terry D. Stinson[2]	—	127	—
Robert J. Regan[1]	56	80	120
    1
    An annual cash incentive award at the threshold level requires attainment of net income of at least $47.4 million (83% of the target of $56.88 million) and an average leverage ratio of at least 50% (versus the target of 45%). An annual cash incentive award at the target level requires attainment of 100% of the performance goal targets (net income of $56.88 million and a leverage ratio of 45%), and an annual cash incentive award at the maximum level requires attainment of 120% of such performance goal targets (net income of at least $68.256 million and leverage ratio of at least 40%).

    2
    Mr. Stinson's Fiscal 2011 target annual cash incentive award opportunities were tied to the performance of the Structures and Systems business group: $338,130 based on pre-tax income; $40,000 based on pre-tax cash flow; and $50,000 based on return on invested capital; for a total target annual cash incentive award opportunity of $428,130 (which, for comparison purposes, equaled 127% of Mr. Stinson's Fiscal 2011 base salary). The annual cash incentive award opportunities based on the cash flow and return on invested capital performance goals are either earned in full or not at all depending upon whether the Structures and Systems business group achieves the designated performance goal targets. As to the pre-tax income performance goal, (i) no annual cash incentive award is payable unless the business group achieves the pre-tax income performance goal target at an 80% level (in which case Mr. Stinson is entitled to a $270,504 annual cash incentive award); achievement of the pre-tax income performance goal target at a 100% level results in a target annual cash incentive award of $338,130 and achievement between 80% and 100% results in a pro-rata annual cash incentive award between $270,504 and $338,130; and (ii) Mr. Stinson is entitled to 1% of any pre-tax income in excess of the Structures and Systems business group's Fiscal 2011 pre-tax income performance goal target and up to $80,000 based on the pre-tax income performance of specific companies in his business group.

  •
  Fiscal 2011 Actual Results.  The Company reported Fiscal 2011 net income of $69.8 million (adjusted to $68.2 million under the short-term incentive plan), compared to its net income target of $56.88 million. The Company's Fiscal 2011 leverage ratio was 34.3%, compared to its leverage ratio target of 45%. As a result of this exceptional performance, the short-term incentive plan paid out just below the maximum level for Fiscal 2011, producing above-target annual cash incentives for the four named executive officers other than Mr. Stinson. The Structures and Systems business group also exceeded its pre-tax, return on invested capital and pre-tax cash flow performance goal targets for Fiscal 2011, thus resulting in an above-target bonus for Mr. Stinson.

  The following table shows the target annual cash incentive award amount and the actual award amount for each named executive officer based upon the Company's net income and leverage performance (and the performance of the Structures and Systems business group in the case of Mr. Stinson) in Fiscal 2011:

Named Executive Officer	Target Award	Actual Award
David P Storch	$935,000	$1,400,900
Timothy J. Romenesko	$468,180	$701,469
Richard J. Poulton	$293,760	$440,137
Terry D. Stinson	$428,130	$470,653
Robert J. Regan	$293,760	$440,137

2.
Fiscal 2011 Long-Term Incentive Plan. The principal design change for Fiscal 2011 was the movement from a single equity performance vehicle — performance-based restricted stock — to three types of equity awards: performance-based restricted stock (40% of the total long-term incentive compensation), time-based restricted stock (30% of the total long-term incentive compensation), and stock options (30% of the total long-term incentive compensation). As a result, 70% of the total long-term incentive plan — i.e., performance-based restricted stock and stock options — consists of performance-based compensation. In addition, the Compensation Committee approved a single performance goal for performance-based restricted stock awards: cumulative net income over a three-year period. This structure contrasts with recent long-term incentive programs which had two performance goals (net income and a leverage ratio) with three separate performance periods over a two-year program period (the first fiscal year, the second fiscal year and the combined two fiscal-year period).

The Compensation Committee believes that the Fiscal 2011 long-term incentive plan design serves several related purposes: (i) it allows the multiple performance vehicles to incentivize different objectives (e.g., executive retention, Company performance and stock price appreciation); (ii) it avoids duplication of the performance goals and the annual performance periods used in the short-term incentive plan; (iii) it measures performance over a longer period, thereby contributing to the long-term tenure of the Company's executives; and (iv) it aligns the Company's approach more closely to market practice based upon the advice of the Compensation Committee's independent compensation consultant.

Below is a brief description of each type of equity award under the Company's Fiscal 2011 long-term incentive plan:

•
Performance-Based Restricted Stock:  In July 2010, the Compensation Committee approved a performance-based restricted stock program for Fiscal 2011 for the Company's named executive officers and certain other officers and key employees. The shares of performance-based restricted stock are earned (subject to vesting) at the end of the performance period if the Company achieves cumulative net income of $184,654,000 for the three-year performance period beginning June 1, 2010 and ending May 31, 2013. This cumulative net income target represented an 8% compounded annual growth in net income over the three-year performance period, starting with the target net income goal for Fiscal 2011 of $56,880,000.

The program includes a stock price acceleration provision (the "First Trigger") under which the shares of performance-based restricted stock will be earned (subject to vesting) on the 20th consecutive trading day on which the Company's Common Stock trades at an average price equal to or greater than $24.48 per share, which is 33% above its price of $18.39 on June 1, 2010, the beginning of the performance period. Subject to this First Trigger, the program provides that no shares of restricted stock will be earned unless the Company achieves its performance goal target at an 80% level (cumulative net income of $147,700,000), in which case 70% of the target number of shares of restricted stock will be earned (subject to vesting). Achievement of the performance goal target between 80% and 100% will result in a pro-rata number of target shares of restricted stock being earned, and achievement of the performance goal targets at 100% will result in all of the target shares being earned (in each case, subject to vesting). Achievement above 100% will result in the grant of additional shares, with achievement at 120% (cumulative net income of $221,585,000) or above resulting in an additional grant of shares equal to 100% of the initial grant. An additional grant also will be made under a second stock price acceleration provision (the "Second Trigger") where the Company's Common Stock trades for 20 consecutive trading days at an average price equal to or greater than $27.95 per share, which is 52% above its price of $18.39 on June 1, 2010, the beginning of the performance period.

    The Fiscal 2011 performance-based restricted stock has a three-year vesting period that runs concurrently with the three-year performance period. Thus, if performance-based restricted stock awards are earned as a result of the First Trigger, the shares still remain subject to a three-year vesting period requiring continued employment with the Company. The Compensation Committee believes that the use of a meaningful time vesting period encourages executives to build their careers with the Company and contributes to stability within the Company's executive leadership.

    At its meeting on July 12, 2010, the Compensation Committee approved the following grants of performance-based restricted stock to the named executive officers for Fiscal 2011, subject to the performance and vesting conditions described above (dollar value based on the grant date fair value):

	Target Performance-Based Restricted Stock
Named Executive Officer	Number of Shares	Dollar Value
David P. Storch	56,109	$969,003
Timothy J. Romenesko	27,109	$468,172
Richard J. Poulton	16,159	$279,066
Terry D. Stinson	5,000	$86,350
Robert J. Regan	16,159	$279,066

    On December 9, 2010, the Company met the First Trigger when its Common Stock traded at an average price greater than $24.48 per share for 20 consecutive trading days, thus causing the shares of performance-based restricted stock to be earned (subject to vesting) in the amounts set forth in the above table. These shares of performance-based restricted stock will not vest until May 31, 2013. On July 15, 2011, the Company met the Second Trigger when its Common Stock traded at an average price greater than $27.95 per share for 20 consecutive trading days, thus resulting in additional grants equal in amount to those set forth in the above table. These additional shares vest 33 1/3% on May 31, 2013, 33 1/3% on May 31, 2014 and 33 1/3% on May 31, 2015.

  •
  Time-Based Restricted Stock.  At its meeting on July 12, 2010, the Compensation Committee approved the following grants of time-based restricted stock awards to the Company's named executive officers for Fiscal 2011, subject to vesting (dollar value based on the grant date fair value):

	Target Time-Based Restricted Stock
Named Executive Officer	Number of Shares	Dollar Value
David P. Storch	42,082	$726,756
Timothy J. Romenesko	20,332	$351,134
Richard J. Poulton	12,120	$209,312
Robert J. Regan	12,120	$209,312

    The shares of time-based restricted stock vest 50% on May 31, 2014 and 50% May 31, 2015.

  •
  Stock Options.  At its meeting on July 12, 2010, the Compensation Committee approved the following stock option grants to the Company's named executive officers for Fiscal 2011, subject to vesting (dollar value based on a modified Black-Scholes valuation):

	Target Stock Options
Named Executive Officer	Number	Dollar Value
David P. Storch	84,163	$668,254
Timothy J. Romenesko	40,664	$332,872
Richard J. Poulton	24,239	$192,458
Terry D. Stinson	20,000	$158,800
Robert J. Regan	24,239	$192,458

    The stock options have an exercise price of $17.27 per share (the closing stock price of the Common Stock on the date of grant), vest 33 1/3% on each of May 31, 2011, May 31, 2012 and May 31, 2013, and expire 10 years from the date of grant or earlier upon termination of employment.

Fiscal 2012 Executive Compensation Decisions.    At meetings held on July 11, 2011 and August 15, 2011, the Compensation Committee approved the following Fiscal 2012 compensation actions:

  •
  Revisions to the Company's peer group, principally due to the Company's substantial annual revenue increase in recent years;

  •
  The Fiscal 2012 target total direct compensation of the Company's executive officers, including a 2% Company-wide merit pool increase in the Fiscal 2012 base salaries of employees making $100,000 or more, including the named executive officers (compared to a 3% base salary increase for employees making less than $100,000);

  •
  Performance goals under the Fiscal 2012 short-term incentive plan based on net income and a leverage ratio (average total recourse net debt to capital) for the annual cash incentive opportunities for certain senior executives, including the named executive officers, except for Mr. Stinson and other business group leaders for whom the annual cash incentive performance goals will be based on the pre-tax income, return on invested capital and pre-tax cash flow of their respective business groups;

  •
  Performance goals for performance-based restricted stock under the Fiscal 2012 long-term incentive plan based on cumulative net income over a three-year performance period beginning June 1, 2011 and ending May 31, 2014; and

  •
  The grant of performance-based restricted stock (vesting 33 1/3% on each of May 31, 2014, May 31, 2015 and May 31, 2016), time-based restricted stock (vesting 50% on May 31, 2015 and 50% on May 31, 2016, and stock options (vesting 20% per year beginning May 31, 2012) as part of the Fiscal 2012 long-term incentive plan.

IV.  Our Key Executive Compensation Policies and Practices

The following are key factors affecting the executive compensation decisions made by the Compensation Committee for the Company's executives, including its named executive officers:

•
Role of the Compensation Committee.  The Compensation Committee is responsible for structuring and administering executive compensation. The Compensation Committee is comprised of six individuals, each of whom has been determined by the Board of Directors to be (i) an independent director of the Company under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence; (ii) a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended; and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code.

  The Compensation Committee reviews and considers historical compensation data for the Company's executives. This data includes summaries of cash and equity compensation received in past years by each executive. In addition, the Compensation Committee reviews the executives' total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a change in control of the Company or otherwise. It reviews the performance of the Company and the executives during the year, taking into account established goals, leadership qualities, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value.

  In addition to peer group compensation information and general industry compensation information, the Compensation Committee reviews internal pay comparisons among the Company's executives to ensure that the Company's executive compensation program reflects the executives' positions, responsibilities, and contributions to the Company.

•
Role of the Compensation Consultant.  The Compensation Committee has the authority under its charter to retain the services of outside advisors. The Compensation Committee has retained compensation consultants in the past to advise on the design and implementation of the various elements of the program and the level of individual executive participation. The Compensation Committee first retained Aon Hewitt in Fiscal 2009 to serve as compensation consultant, and Aon Hewitt has continued in that role since that date. Aon Hewitt provides advice and information to the Compensation Committee on executive compensation matters, including executive pay philosophy and design, prevailing market practices, relevant legal and regulatory requirements, and peer-group data. Aon Hewitt assisted the Compensation

  Committee's decision-making with respect to the composition of the Company's peer group for executive compensation comparison purposes, the benchmarking of executive and director compensation for Fiscal 2011, the re-design of the executive compensation program in Fiscal 2011, and the re-design of the director compensation program for Fiscal 2012.

•
Recommendations of the Chief Executive Officer.  Based upon the compensation parameters established by the Compensation Committee and its compensation consultant, the Company's Chief Executive Officer provides recommendations regarding compensation actions for all of the other named executive officers. In making these recommendations, the Chief Executive Officer evaluates the performance of the executives during the prior year against pre-established performance goals, which cover a range of objective and subjective factors. Some of the performance goals relate to the financial performance of the Company or the executive's business unit. Other performance goals are non-quantitative and relate to customer relationships, acquisition integration, diversity development, or similar Company initiatives. The Chief Executive Officer's recommendations reflect his assessment of an individual executive officer's contributions to the performance of the Company. The Company's Human Resources Department assists the Chief Executive Officer by collecting and organizing relevant historical and current compensation information, including information received from the Compensation Committee's consultant, as well as peer group compensation information and industry trends. The Chief Executive Officer and the Vice President of the Human Resources Department participate in all regularly scheduled Compensation Committee meetings.

  The Chief Executive Officer and the Compensation Committee actively discuss compensation decisions for the Company's executives. However, the Compensation Committee has the ultimate decision-making authority and responsibility for compensation decisions affecting the Company's executives, including its named executive officers.

•
Stock Ownership Guidelines.  Under the Company's stock ownership guidelines, executive officers, including the named executive officers, and directors, are expected to own and retain significant amounts of the Company's stock. The Chief Executive Officer is expected to own Company stock (not including stock options) having a value at least three times his base salary; the President and other executive officers are expected to own stock having a value of at least 75% of their base salary within five years of becoming an officer; and directors are expected to own at least 10,000 shares of Company stock within four years of becoming a director. All current directors and officers comply with the stock ownership guidelines.

•
Employment Agreements.  The Company does not have employment agreements with any executive officer other than its Chairman and Chief Executive Officer. See "Compensation Arrangement with the Chief Executive Officer" on page 53 for a description of the terms of that employment agreement. The Company has severance and change in control agreements with Messrs. Romenesko, Poulton, and Regan, and other executives. See "Potential Payments Upon Termination of Employment or a Change in Control of the Company" for a description of the terms of these agreements. In all cases, the rationale for these agreements is to provide an appropriate measure of security and incentive to the executive officers in line with market practice.

•
Equity Grant Practices.  The Compensation Committee meets from time to time to consider and act with respect to equity compensation awards for the Company's executive officers. The Compensation Committee typically makes its equity compensation decisions at its July meeting, but it also may grant equity compensation awards to newly hired or newly promoted employees at other times during the year. In all cases, the grant date is the date on which the Compensation Committee acts to approve the award, unless the Compensation Committee establishes the grant date at a specified future date. Board and Compensation Committee meetings are generally scheduled a year in advance and without regard to anticipated earnings and other major announcements by the Company. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.

•
Risk Management of Compensation Practices, including Clawback Policy.  The Compensation Committee considered, with the assistance of its independent compensation consultant, whether the Company's compensation policies and practices in Fiscal 2011 for its employees, including the named executive officers, were reasonably likely to have a material adverse effect on the Company. The Compensation Committee determined that there was no such material adverse effect, instead finding that the design and operation of the Company's executive compensation program were consistent with the Company's risk management strategies for several reasons. First, the executive compensation program is designed to provide a proper balance between cash and equity compensation, fixed and variable compensation, and short-term, and long-term compensation. Second, Fiscal 2011 annual cash incentive awards — a form of variable cash compensation — were based on two different performance metrics: (i) net income — tied to the Company's income statement performance; and (ii) a leverage ratio — tied to the Company's balance sheet performance. Third, the Compensation Committee retains the discretion to reduce any annual cash incentive award for any reason. Fourth, the balance built into the short-term incentive plan is also reflected in long-term incentive compensation awards, which in Fiscal 2011 consisted of stock options, time-based restricted stock and performance-based restricted stock. Each of these long-term equity-based incentive awards contains multi-year vesting periods, thus promoting employee growth, development and retention. They also are linked to the value of the Company's Common Stock, thus aligning management's interest with those of the Company's stockholders. Fifth, the Company has stock ownership guidelines and a clawback policy as further protections for the Company. Finally, the Compensation Committee and senior management work together to ensure that the aggregate level of executive compensation fits within the Company's budget.

•
Deductibility of Executive Compensation.  Internal Revenue Code Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for certain executive officers. This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m). The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Compensation Committee has previously, and may in the future, structure compensation arrangements that under certain circumstances may be subject to the deduction limit.

  Under the Company's Section 162(m) Annual Cash Incentive Plan, the annual cash bonuses qualified in Fiscal 2011 as performance-based compensation under Section 162(m). Stock options and performance-based restricted stock grants awarded under the Stock Benefit Plan also qualify as performance-based compensation. Base salaries and time-based restricted stock grants do not qualify as performance-based compensation.

  As required under the United States tax rules, the Company must obtain stockholder approval every five years of the material terms of the performance goals for qualifying performance-based compensation. The Company received stockholder approval of the performance goals under the AAR CORP. 162(m) Annual Cash Incentive Plan at the 2010 annual meeting and is seeking stockholder approval at the 2011 annual meeting to amend the Company's Stock Benefit Plan to add performance criteria to help assure the deductibility of performance-based stock awards (see Proposal 4).

 Compensation Committee Report on Executive Compensation for Fiscal 2011

The Compensation Committee of the Board of Directors of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Compensation Committee

  Ronald B. Woodard, Chairman
  Norman R. Bobins
  Michael R. Boyce
  James G. Brocksmith, Jr.
  Ronald R. Fogleman
  Peter Pace

Summary Compensation Table1

The following table sets forth compensation information for the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers ("named executive officers") for the fiscal years ended May 31, 2011 ("Fiscal 2011"), May 31, 2010 ("Fiscal 2010") and May 31, 2009 ("Fiscal 2009"):

Name and Principal Position	Year	Salary ($)[2]	Bonus ($)	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[6,7]	Total ($)
DAVID P. STORCH	2011	850,000	0	1,695,759	668,254	1,400,900	72,831	622,830	5,310,574
Chairman of the Board and	2010	799,208	0	2,562,750	1,480,000	895,494	41,691	698,189	6,477,332
Chief Executive Officer	2009	791,295	0	727,650	0	1,154,231	43,437	640,820	3,357,433
TIMOTHY J. ROMENESKO	2011	468,180	0	819,306	322,872	701,469	32,962	242,640	2,587,429
President and Chief	2010	454,500	0	1,195,950	740,000	451,882	30,493	212,792	3,085,617
Operating Officer	2009	450,000	0	339,570	0	553,199	50,503	192,643	1,585,915
RICHARD J. POULTON	2011	367,200	0	488,378	192,458	440,137	—	89,931	1,578,104
Vice President, Chief	2010	360,000	0	597,975	444,000	267,767	—	100,852	1,770,594
Financial Officer and Treasurer	2009	330,000	0	169,785	82,843	319,086	—	51,221	952,935
TERRY D. STINSON	2011	338,130	0	86,350	158,800	470,653	—	260,146	1,314,079
Group Vice President —	2010	327,897	0	341,700	74,000	747,840	—	150,119	1,641,556
Structures and Systems	2009	309,000	0	290,325	0	558,321	—	74,095	1,231,741
ROBERT J. REGAN[8]	2011	367,200	0	488,378	192,458	440,137	—	108,729	1,596,902
Vice President, General Counsel
and Secretary
1
General.    The Summary Compensation Table provides specific compensation information for the Company's named executive officers in accordance with SEC disclosure rules. Please read the "Compensation Discussion and Analysis" section of this proxy statement for a detailed explanation of the Company's pay-for-performance executive compensation program in Fiscal 2011.

2
Salary.    The Company instituted a Company-wide 2% merit pool increase for Fiscal 2011, effective June 1 2010. Mr. Storch's base salary was fixed under his employment agreement dated as of May 31, 2010. Mr. Romenesko received a 3% base salary increase for Fiscal 2011. Mr. Stinson received $341,230 in Fiscal 2010, an amount that included $13,333 of retroactive salary that should have been paid in Fiscal 2009.

3
Stock Awards.    The amounts in this column reflect the grant date fair value of the performance-based restricted stock awards and the time-based restricted stock awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value represents the Company's total expense for the grants made to the named executive officers in each of Fiscal 2011, Fiscal 2010 and Fiscal 2009. See Note 3 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in the valuation of these awards. The "Compensation Discussion and Analysis" section of this proxy statement contains vesting and other information about the performance-based restricted stock awards and the time-based restricted stock awards. The above amounts reflect the aggregate accounting expense for these awards and do not correspond to the actual value that will be recognized by our named executive officers.

4
Option Awards.    The amounts in this column reflect the grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value represents the Company's total expense for the grants made to the named executive officers in each of Fiscal 2011, Fiscal 2010 and Fiscal 2009. See Note 3 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in the valuation of these awards. The "Compensation Discussion and Analysis" section of this proxy statement contains vesting and other information about the stock option awards. The above amounts reflect the aggregate accounting expense for these awards and do not correspond to the actual value that may be recognized by our named executive officers.

5
Non-Equity Incentive Plan Compensation.    This column shows the annual cash incentives earned by each named executive officer under the Company's short-term incentive plan for its executive officers, including the named executive officers. The "Compensation Discussion and Analysis" section of this proxy statement contains additional information about these annual cash incentives (including that these annual cash incentives qualify as performance-based compensation under Section 162(m) of the Code and are thus fully deductible by the Company).

6
Change in Pension Value and Non-Qualified Deferred Compensation Earnings.    This column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

7
All Other Compensation.    The table below provides a breakdown, by type and amount, of the totals shown in the "All Other Compensation" column for each named executive officer in Fiscal 2011. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company. In the case of the personal use of aircraft leased by the Company, the Company determines aggregate incremental cost based on average variable costs, including fuel, maintenance, weather-monitoring, on-board catering, and landing/ramp fees. The total variable costs are divided by the number of miles flown by the aircraft to derive an average variable cost per mile. The average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental variable cost to the Company. This method of calculating incremental cost excludes fixed costs that are incurred irrespective of personal use, such as pilot's salaries, other employees' salaries, purchase cost of the aircraft and non-trip related hangar expenses.

Name	Company 401(k) Plan Contributions ($)	Company SKERP Contributions ($)	Club Dues ($)	Financial Planning ($)	Personal Use of Aircraft ($)	Auto Allowance ($)	Company-Paid Split-Dollar Life Insurance Premium ($)	Executive Physical ($)	Spouse Travel ($)	Other ($)
David P. Storch	16,823	489,149	39,228	18,030	12,736	12,300	31,669	2,339	161	395
Timothy J. Romenesko	17,121	195,318	11,070	12,725	—	—	4,564	1,842	—	—
Richard J. Poulton	10,742	49,695	29,026	—	—	—	—	—	468	—
Terry D. Stinson	22,050	175,962	47,730	—	—	—	—	3,331	—	11,073
Robert J. Regan	12,580	83,424	—	12,725	—	—	—	—	—	—
8
Mr. Regan was not a named executive officer of the Company in Fiscal 2010 or Fiscal 2009.

Compensation Arrangement with Chief Executive Officer

In Fiscal 2010, the Compensation Committee, on behalf of the Company, entered into a four-year employment agreement with Mr. Storch in order to provide continuing stability to the executive leadership position and to motivate Mr. Storch to increase the Company's growth and profitability. The employment agreement has a term ending May 31, 2014 (unless extended), and provides the following benefits to Mr. Storch:

  •
  A base salary of not less than $850,000 per year or such increased amount as the Compensation Committee may determine;

  •
  An annual cash incentive tied to the Company's performance against financial goals established by the Compensation Committee;

  •
  A long-term equity incentive compensation opportunity under the Company's Stock Benefit Plan or other programs as determined by the Compensation Committee;

  •
  Specified fringe benefits, including personal use for Mr. Storch and his accompanying spouse and dependent family members of the Company aircraft (subject to the Company's aircraft use policy), annual automobile allowance, payment of country club dues, fees and certain charges, reimbursement of dues, fees, charges and expenses relating to membership in professional clubs/organizations and not-for-profit educational organizations, financial planning and tax preparation services and an executive physical; and

  •
  Specified benefits payable upon a termination of employment or a change in control (see "Potential Payments Upon Termination of Employment or a Change in Control of the Company — Employment Agreement of David P. Storch").

Fiscal 2011 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer with respect to:

  •
  Estimated possible payouts under non-equity incentive plan award opportunities for Fiscal 2011;

  •
  Estimated possible payouts under equity incentive plan award opportunities for Fiscal 2011;

  •
  Other stock awards made in Fiscal 2011; and

  •
  Stock options granted in Fiscal 2011.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]
Name	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[4]	All Other Option Awards: Number of Securities Underlying Options (#)[5]	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Options and Awards ($)[6]
David P. Storch		654,500	935,000	1,402,500
	7/12/10				39,276	56,109	112,218				969,003
	7/12/10							42,082			726,756
	7/12/10								84,163	17.27	668,254
Timothy J. Romenesko		327,726	468,180	702,270
	7/12/10				18,976	27,109	54,218				468,172
	7/12/10							20,332			351,134
	7/12/10								40,664	17.27	322,872
Richard J. Poulton		205,632	293,760	440,640
	7/12/10				11,311	16,159	32,318				279,066
	7/12/10							12,120			209,312
	7/12/10								24,239	17.27	192,458
Terry D. Stinson[7]		270,504	428,130	—
	7/12/10				3,500	5,000	10,000				86,350
	7/12/10							—			—
	7/12/10								20,000	17.27	158,800
Robert J. Regan		205,632	293,760	440,640
	7/12/10				11,311	16,159	32,318				279,066
	7/12/10							12,120			209,312
	7/12/10								24,239	17.27	192,458
1
The Compensation Committee approved the grant of performance-based restricted stock awards, time-based restricted stock awards and stock options under the Company's Fiscal 2011 long-term incentive plan at its meeting on July 12, 2010.

2
Annual cash incentive payouts under the Company's Fiscal 2011 short-term incentive plan were contingent based upon performance for Fiscal 2011, which has now occurred. Thus, the information in these columns reflects the range of potential payouts at the time the performance goals were set by the Compensation Committee on July 12, 2010. The amounts actually paid under the plan for Fiscal 2011 are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. See the "Compensation Discussion and Analysis" section of this proxy statement for a description of the Fiscal 2011 short-term incentive plan.

3
The information in these columns shows the range of performance-based restricted stock grants that could have been earned by the named executive officers under the Fiscal 2011 long-term incentive plan. The actual number of shares of performance-based restricted stock granted under the Fiscal 2011 long-term incentive plan is listed in the "Target" column above. As a result of the stock price acceleration provision under the Company's Fiscal 2011 long-term incentive plan, these shares were earned on December 9, 2010, the date on which the Company's Common Stock traded at an average price greater than $24.48 per share for 20 consecutive trading days (more than 30% above the price of $18.39 on June 1, 2010, the beginning of the performance period).

As a result of a second stock price acceleration provision under the Company's Fiscal 2011 long-term incentive plan, an additional grant equal in amount to the "Target" grant date was made on July 15, 2011, the date on which the Company's Common Stock traded at an average price greater than $27.95 per share for 20 consecutive trading days (more than 50% above the price of $18.39 on June 1, 2010, the beginning of the performance period). The numbers in the "Maximum" column represent the total of the initial grant and the additional grant of performance-based restricted stock shares. See the "Compensation Discussion and Analysis" section of this proxy statement for a description of the Fiscal 2011 long-term incentive plan.

4
This column shows the number of shares of time-based restricted stock granted by the Compensation Committee on July 12, 2010 to the named executive officers under the Company's Fiscal 2011 long-term incentive plan.

5
This column shows the number of shares of Common Stock that may be issued to the named executive officers upon the exercise of stock options granted by the Compensation Committee on July 12, 2010 under the Company's Fiscal 2011 long-term incentive plan.

6
The grant date fair value of the performance-based restricted stock awards, time-based restricted stock awards and stock options was computed, in accordance with FASB ASC Topic 718.

7
Mr. Stinson's annual Fiscal 2011 cash incentive opportunities were based upon the pre-tax income, cash flow and return on invested capital performance of the Structure and Systems business group. The threshold amount shown for Mr. Stinson represents the compensation payable to him for achievement of 80% of the pre-tax income performance goal target. See the "Compensation Discussion and Analysis" section of this proxy statement for additional information about the annual cash incentive opportunities in Fiscal 2011 for Mr. Stinson.

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table sets forth information for each named executive officer with respect to:

  •
  Each stock option that remained outstanding as of May 31, 2011; and

  •
  Each award of restricted stock that was not vested and remained outstanding as of May 31, 2011.

	Option Awards[1]					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David P. Storch	116,668	0	0	22.41	7/10/11	352,191	9,294,320	0	0
	29,730	0		16.18	7/9/12
	95,138	0		16.18	7/9/12
	27,607	0		17.97	7/21/13
	66,666	133,334		15.10	7/13/19
	0	84,163		17.27	7/11/20
Timothy J. Romenesko	9,341	0	0	25.52	7/10/11	153,441	4,049,308	0	0
	2,109	0		17.50	7/21/13
	33,333	66,667		15.10	7/13/19
	0	40,664		17.27	7/11/20
Richard J. Poulton	6,000	4,000	0	19.28	6/1/18	83,279	2,197,733	0	0
	10,000	40,000		15.10	7/13/19
	0	24,239		17.27	7/11/20
Terry D. Stinson	3,333	6,667	0	15.10	7/13/19	32,522	858,256	0	0
	0	20,000		17.27	7/11/20
Robert J. Regan	6,666	13,334	0	15.10	7/13/19	48,969	1,292,292	0	0
	0	24,239		17.27	7/11/20
1
Stock options vest in three equal installments, except for stock options granted on June 1, 2008 and July 11, 2011, which vest in equal installments over five years. Vesting continues upon the participant's termination of employment due to Retirement, Disability (each as defined in the Stock Benefit Plan) or death, as follows:

  •
  Retirement: Stock options to continue to vest in accordance with the vesting schedule and can be exercised until the expiration date. However, if death occurs before the award expires, the unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised as described below in the "death" provision. If death occurs after three months from Retirement, vested options can be exercised until the option expiration date.

  •
  Disability: Stock options continue to vest and are exercisable until the earlier of: (i) one year after termination of employment; and (ii) the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein.

  •
  Death: If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of (i) one year after death or (ii) the option expiration date.

  Certain options listed were "reload" options, which have an exercise price equal to the NYSE closing price on the date the original option was exercised, but retain the original option expiration date. The Company no longer grants reload options and all outstanding options have been amended to eliminate the reload provisions.

2
These restricted stock awards were granted in connection with attainment of previously established performance goals under the Stock Benefit Plan. The vesting schedules applicable to the restricted stock are as follows:

Restricted Stock Award Grant Date	Vesting Date	Vesting Percentage
5/11/07	6/1/09	20%
	6/1/11	40%
	6/1/13	40%
5/31/08*	6/1/09	20%
	6/1/11	40%
	6/1/13	40%
5/31/09*	6/1/11	20%
	6/1/13	40%
	6/1/15	40%
4/23/10	6/1/11	20%
	6/1/13	40%
	6/1/15	40%
7/12/10	5/31/13	100%
  *
  The 8,968 shares of restricted stock granted to Mr. Stinson for Fiscal 2008 on May 31, 2008 and the 13,150 shares of restricted stock granted to him for Fiscal 2009 on May 31, 2009 vest in equal installments over three years.

  Vesting in restricted stock awards continues or is accelerated upon the participant's termination of employment due to Retirement, Disability (each as defined in the Stock Benefit Plan) or death as follows:

  •
  Retirement: The awards continue to vest in accordance with the vesting schedule.

  •
  Disability or death: On or before the third anniversary of grant, the difference between one-half of the total award shares and the number of award shares already vested will vest as of such termination; after the third anniversary of grant, all award shares vest as of such termination.

3
This column shows the market value of the unvested restricted stock held by the named executive officers, based on a price of $26.39 per share (the closing market price of the Common Stock on May 31, 2011, the last business day of Fiscal 2011).

Fiscal 2011 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer concerning:

  •
  The exercise of options during Fiscal 2011;

  •
  The dollar amount realized on exercise of the options;

  •
  The number of shares of restricted stock that vested during Fiscal 2011; and

  •
  The value of those vested shares.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
David P. Storch	0	0	52,001	885,057
Timothy J. Romenesko	0	0	12,000	204,240
Richard J. Poulton	10,000	128,284	0	0
Terry D. Stinson	0	0	7,298	134,210
Robert J. Regan	0	0	344	9,388
1
This amount represents the difference between the closing market price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the option.

2
These amounts represent the closing market price of the Common Stock on the date of vesting, multiplied by the number of shares that vested.

Retirement Program Benefits

The Company provides defined benefit pension benefits under the SKERP and the Retirement Plan. The following table shows the years of service currently credited to each named executive officer under the applicable plan and the present value of the accumulated benefit payable under the applicable plan to each named executive officer at the earliest age an unreduced benefit is payable.

Fiscal 2011 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Fiscal 2011 ($)
David P. Storch	Retirement Plan	26.4	659,402	—
	SKERP	N/A	136,222	—
Timothy J. Romenesko	Retirement Plan	24.4	582,798	—
	SKERP	N/A	121,021	—
Richard J. Poulton[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
Terry D. Stinson[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
Robert J. Regan[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
1
Number of Years of Credited Service as of May 31, 2005, the date the Retirement Plan was frozen.

2
Amounts shown in this column are calculated as of May 31, 2011, which is the measurement date for reporting purposes in the Company's Annual Report on Form 10-K for Fiscal 2011. See Note 6 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in determining the amounts reported in this column.

3
Messrs. Poulton, Stinson and Regan do not participate in the defined benefit portion of the SKERP or in the Retirement Plan.

SKERP — Defined Benefit Portion

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. The SKERP, which is a non-qualified plan, contains a defined benefit portion and a defined contribution portion (discussed below). Only Mr. Storch and Mr. Romenesko participate in the defined benefit portion of the SKERP, the material terms and conditions of which include the following:

Benefit Accruals:    Under the defined benefit portion of the SKERP, benefits were accrued until October 1, 2001 pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to: (i) 1/12 of 60% (50% for Mr. Romenesko) of Final Average Earnings less (ii) the monthly benefit payable under the Company's Retirement Plan determined as of October 1,

2001. For purposes of this benefit formula, (i) "Final Average Earnings" is defined as 1/5 of a participant's Compensation during the five consecutive years within the last 10 years preceding termination of employment during which such Compensation was the highest, and (ii) "Compensation" is defined as the participant's income reported on Form W-2, including pre-tax contributions to the Retirement Savings Plan, reduced by the income attributable to restricted stock and stock options, reimbursements or other expense allowances and fringe benefits. Benefits accrued on and after October 1, 2001 under the defined benefit portion of the SKERP will accrue pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1/12 of 60% (50% for Mr. Romenesko) of 25% of the percentage increase in the participant's base salary from September 30, 2001 to the date of the participant's termination of employment. The benefits accrued by Messrs. Storch and Romenesko as of May 31, 2006 have been transferred to the defined contribution portion of the SKERP and are held in an account established and maintained thereunder for each participant.

Benefits accrued under the defined benefit portion of the SKERP for all other participants ceased on October 1, 2001 and were distributed to them in a lump sum as soon as practicable thereafter.

Benefit Entitlement:    A participant is eligible to receive the benefit accrued under the SKERP following termination of employment when he reaches age 65. If a participant terminates employment after he reaches age 55 and his age plus years of service equal or exceed 62, benefits will be paid on the date of his termination or on a date no later than 15 years after termination of employment, as previously specified by the participant.

Form of Benefit Payment:    Each participant has previously elected to have the remainder of his retirement benefit paid in a lump sum. The assumptions set forth in the Company's Retirement Plan will be used to convert the retirement benefits from an annuity payment to a lump sum. The participant may change the time or form of payment in accordance with procedures set forth in the SKERP.

Forfeiture Events:    A participant will forfeit the retirement benefit if his employment is terminated due to theft, embezzlement, fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving his retirement benefit, a participant must agree in writing to return his benefit, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under Change in Control provisions of any agreement between the participant and the Company.

Retirement Plan

The Company's Retirement Plan is a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Messrs. Poulton, Stinson and Regan do not participate in the Retirement Plan because their dates of hire were after June 1, 2005. The material terms and conditions of the Retirement Plan as they pertain to Messrs. Storch and Romenesko are as follows:

Benefit Formula:    Until January 1, 2000, benefits were accrued pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1 1/2% of the participant's Final Average Earnings reduced by the participant's Social Security offset determined under the

Plan, multiplied by the participant's years of Credited Service (up to 20). Effective as of January 1, 2000, the Plan was converted to a cash balance type of plan, subject to a "grandfather" provision applicable to certain participants based on age and years of service. An account is maintained for each participant which consists of (i) an opening account balance equal to the then present value of the benefit accrued by the participant under the prior formula as of December 31, 1999, (ii) quarterly contributions made by the Company equal to a percentage of compensation based on the participant's age and years of Credited Service, and (iii) quarterly interest credits made by the Company equal to 25% of the 30-year Treasury securities interest rate for the second month preceding the beginning of each quarter. For purposes of the benefit formulae, "Final Average Earnings" and "Compensation" have the same definitions as used in the SKERP, as discussed above.

The benefits under the Retirement Plan generally ceased accruing on June 1, 2005, although the participants' cash balance accounts continue to be credited with interest until the benefits are distributed.

Vesting:    Participants are eligible to receive benefits from the Retirement Plan after completing five years of Vesting Service. The named executive officers who participate in the Retirement Plan are fully vested in their benefits.

Payment of Retirement Benefits:    Participants can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until normal retirement age (age 65). Any vested participant can elect benefits at any time after termination of employment, with the benefit actuarially reduced to reflect payment prior to age 65. The Retirement Plan also provides for a Disability retirement benefit.

Forms of Benefit Payment:    The normal form of benefit payment for a married participant is a joint and 50% survivor annuity, and the normal form of benefit payment for an unmarried participant is a single life annuity. Participants, with spousal consent, if applicable, can waive the normal form of benefit payment and elect to have benefits paid in various annuity forms, which are the actuarial equivalent of the normal form, or in a lump sum.

Retirement Savings Plan:    In connection with ceasing benefits under the Retirement Plan, the Company amended its Retirement Savings Plan to provide additional benefits, as described below in the discussion following the Non-Qualified Deferred Compensation table.

Non-Qualified Deferred Compensation

The Company provides non-qualified deferred compensation benefits under the defined contribution portion of the SKERP. The following table below shows the contributions made by each named executive officer and by the Company in Fiscal 2011, the earnings accrued on the named executive officer's account balance in Fiscal 2011, and the account balance as of May 31, 2011.

 Fiscal 2011 Non-Qualified Deferred Compensation

Name	Executive Contributions in Fiscal 2011 ($)[1]	Company Contributions in Fiscal 2011 ($)[2]	Aggregate Earnings in Fiscal 2011 ($)[3]	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at May 31, 2011 ($)[4]
David P. Storch	79,325	489,149	1,179,643	—	7,284,614
Timothy J. Romenesko	70,484	195,318	232,314	—	1,632,152
Richard J. Poulton	15,091	49,695	56,119	—	282,518
Terry D. Stinson	45,042	175,962	48,153	—	546,398
Robert J. Regan	48,127	83,424	68,256	—	366,830
1
The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal 2011 is included in each named executive officer's compensation reported in the Summary Compensation Table as "Salary." The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal 2011 but earned and reported in the Summary Compensation Table for Fiscal 2010.

2
The amount of Company contributions reported in this column for each named executive officer is reported in the "All Other Compensation" column in the Summary Compensation Table.

3
The investment earnings reported in this column for each named executive officer are not reported in the Summary Compensation Table.

4
The aggregate balance as of May 31, 2011 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation in the Summary Compensation Table for Fiscal 2011 or prior years, except the following amounts of earnings included in the account balance: Mr. Storch, $1,823,382; Mr. Romenesko, $281,855; Mr. Poulton, $70,217; Mr. Stinson, $66,881; and Mr. Regan, $89,802. The aggregate balance as of May 31, 2011 also includes the following cumulative amounts transferred from the defined benefit portion of the SKERP: Mr. Storch, $1,712,865; and Mr. Romenesko, $272,876.

SKERP — Defined Contribution Portion

The defined contribution portion of the SKERP covers certain executives and key employees, including all of the named executive officers, and provides the portion of a participant's benefit that cannot be paid under the Retirement Savings Plan due to Internal Revenue Code limits, including the limit on the amount of compensation that can be taken into account in determining benefits ($245,000 in 2010 and 2011). The material terms and conditions of the defined contribution portion of the SKERP include the following:

Contributions:    Each participant may make an election which satisfies Code Section 409A to contribute a portion of his base salary (up to 75%) for that calendar year that exceeds the Code's compensation limit and a portion of the bonus (up to 75%) paid to him for the Company's fiscal year beginning in such calendar year that exceeds the Code's compensation limit. The Company makes a matching contribution under the SKERP using the formula in the Retirement Savings Plan (i.e., 20% of the first 5% of the participant's contributions, up to 1% of compensation), as well as the portion of the Company's retirement benefit and profit sharing contributions that could not be made under the Savings Plan due to the Code's compensation limit. The Company also makes annual supplemental contributions to the accounts of the Chief Executive Officer (22% of base salary and bonus), the President (16% of base salary and bonus) and other eligible named executive officers (5% or 10% of base salary and bonus). To receive a credit of this contribution, the eligible participant must be employed as of the day before the contribution is made to the SKERP (unless termination of employment is due to death or Disability).

Mr. Storch and Mr. Romenesko also have amounts held in a supplemental account that were transferred from the defined benefit portion of the SKERP, which represent the lump sum value of each participant's accrued benefit as of May 31, 2006 under the defined benefit portion. These amounts are now subject to the terms and conditions of the defined contribution portion of the SKERP.

Vesting:    A participant is fully vested in amounts attributable to his own deferral contributions, and vests in all Company contributions, except supplemental contributions, at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or Disability). A participant vests in amounts attributable to Company supplemental contributions (i) made prior to October 17, 2007, upon the earlier of age 65, or age 57 with 15 years of service, and (ii) made after October 17, 2007, upon the earlier of age 65, or age 55 with the sum of age and years of service equal to at least 75.

Investments:    Each participant's plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Distributions:    Distribution of a participant's accounts is generally made upon the participant's termination of employment or on a date no later than 15 years after termination of employment, as previously specified by the participant. Participants were to elect by December 31, 2005 whether their accounts are to be paid in a lump sum or installments not to exceed 15 years (a participant who failed to make an election will have his account paid in a lump sum). Notwithstanding the foregoing, (i) a participant may elect distribution of the portion of his accounts earned and vested as of December 31, 2004 (and earnings thereon) upon six month's advance written election or if such distribution is subject to a 10% forfeiture; (ii) a participant can change the time and form of payment of the portion of his accounts earned and vested after December 31, 2004 in accordance with procedures set forth in the plan; (iii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the plan); and (iv) in the event of a potential Change in Control of the Company (as determined by the Board), the portion of the participant's accounts earned and vested as of December 31, 2004 (including earnings thereon) will be distributed in an immediate lump sum. Distributions to "key employees" as defined in Code Section 409A upon termination of employment will not be paid earlier than six months following such termination.

Forfeiture Events:    A participant will forfeit the portion of his plan accounts attributable to Company supplemental contributions and to amounts transferred from the defined benefit portion of the SKERP, if applicable, if his employment is terminated due to theft, embezzlement or fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving such amounts, a participant must agree in writing to return such amounts, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under change in control provisions of any agreement between the participant and the Company.

Retirement Savings Plan

The Retirement Savings Plan is a tax-qualified retirement plan that covers most United States employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan as it pertains to non-union employees are as follows:

Contributions:    A participant can elect to defer 1% to 75% of compensation, up to a maximum of $16,500 for 2011, or $22,500 if age 50 or older. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. Unless a participant elects otherwise: (i) participation for non-union employees hired on or after June 1, 2007 and prior to June 26, 2009 is automatic at a 3% deferral rate; and (ii) participation for non-union employees hired on or after June 26, 2009 is automatic at a 5% deferral rate, with automatic 1% annual increase. The Company provides a matching contribution, a profit sharing contribution and a retirement benefit contribution. The current matching contribution is made, as of each payroll period, in an amount equal to 20% of the first 5% of the participant's contributions, up to 1% of compensation, to the Plan for such payroll period. The profit sharing contribution is made, as of the end of each calendar year and, is based on the participant's contributions and the economic performance of the participant's operating unit and is equal to a percentage of the participant's compensation, up to 4%. The retirement benefit contribution, which is also made as of the end of each calendar year, was added to the Plan, effective June 1, 2005, and is equal to a percentage of compensation, up to 4%, based on the participant's age and years of credited service. A participant must have earned one year of service to be eligible for a retirement benefit contribution, and generally must be employed on the last day of the calendar year to receive a profit sharing contribution. Compensation for purposes of determining contributions includes cash compensation shown as income on the participant's Form W-2, reduced by the participant's contributions to the plan and excluding the income attributable to restricted stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code's compensation limit ($245,000 for 2010 and 2011).

Investments:    Each participant's plan account is credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Vesting:    Participants hired prior to July 1, 1999 are fully vested in their accounts under the plan. Participants hired on or after January 1, 1999 are fully vested in their own contribution accounts, and vest in the Company contribution accounts at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or Disability).

Distributions:    Participants can elect distributions of the plan accounts upon termination of employment, in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years.

Potential Payments Upon Termination of Employment or a Change in Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a Change in Control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables beginning on page 71.

Employment Agreement of David P. Storch

The Company has an employment agreement with Mr. Storch that provides the following severance benefits:

Termination of Employment — Prior to a Change in Control:    If prior to a Change in Control, either the Company terminates his employment without Cause or Mr. Storch terminates his employment for Good Reason, Mr. Storch is entitled to: (i) continued payment of his base salary for 36 months, and (ii) a lump sum payment equal to three times the average of the cash incentive bonus paid to him for the preceding three fiscal years of the Company. Payments cease upon any material breach of the confidentiality and non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the two-year period following any such termination of employment).

Termination of Employment — Following a Change in Control:    If Mr. Storch's employment is terminated within 24 months following a Change in Control either by the Company other than for Cause or Disability or by Mr. Storch for Good Reason, or if his employment terminates for any reason other than Disability or death during the 30-day period following the 24th month after a Change in Control, he is entitled to:

  •
  An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance targets were met, and (C) (1) if termination is within the 24-month period for other than Cause, or for Disability or Good Reason, three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount or (2) if termination is by Mr. Storch during the 30-day period following the 24-month period, an amount equal to $4,747,770 (pursuant to the employment agreement, this amount reflects the computation described in (C)(1) above, based on base salary and bonus paid in Fiscal 2010);

  •
  Continued coverage for Mr. Storch and his spouse under the Company's welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period);

  •
  A lump sum payment of an amount equal to the lesser of (A) three times the amount of Company contributions made under the Retirement Savings Plan and the defined contribution portion of the SKERP for the calendar year preceding the year in which the termination occurs or (B) $1,575,876 (pursuant to the agreement, this amount reflects the computation described in (A) above based on Company contributions made for the 2009 calendar year), plus, in each case, a gross-up payment to cover any related income tax liability;

  •
  Company-paid outplacement services for 18 months or, if earlier, the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to Mr. Storch pursuant to (C) in the first bullet point above);

  •
  Reasonable legal fees incurred by Mr. Storch in enforcing the agreement; and

  •
  A gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement.

Mr. Storch is also entitled to the benefits described above under "Termination of Employment — Prior to Change in Control" if he terminates his employment for Good Reason after the 30th day following the 24th month after a Change in Control. The employment agreement's non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

General:    Regardless of whether a Change of Control is involved:

  •
  If Mr. Storch's termination is due to Retirement, he and his spouse are entitled to continued coverage under the Company's medical, dental, welfare and executive health programs for his (and his spouse's) lifetime (or until he obtains health coverage from a new employer);

  •
  If Mr. Storch's employment terminates due to Disability, he will receive payment pursuant to the Company's Disability plans then in effect, and he will continue to receive coverage under the Company's medical, dental, and life insurance plans for three years following such termination (the employment agreement provides that payments under the Company's Disability plans will be at a level no less favorable than that in effect on May 31, 2010); and

  •
  If Mr. Storch's employment is terminated following the expiration of his agreement, he will be entitled to receive the same benefits as if he were terminated without Cause by the Company prior to a Change in Control.

In any event, payments under the employment agreement in connection with Mr. Storch's termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

For purposes of Mr. Storch's employment agreement:

"Change in Control" means (i) a person's acquisition of more than 35% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.

"Cause" means Mr. Storch's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing or malfeasance, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the employment agreement that is not cured within 30 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented Mr. Storch from substantially performing his duties under the employment agreement for a period of 180 days and that is expected to continue to render Mr. Storch unable to substantially perform his duties for the remaining term of the employment agreement on a full-time basis.

"Good Reason" means (i) a material reduction in the nature or scope of Mr. Storch's duties or responsibilities or in his compensation (including benefits), (ii) a material breach of the employment agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Storch, or (iii) a relocation of his primary place of employment by 50 or more miles.

"Retirement" means Mr. Storch's voluntary termination of employment that does not result in severance payments under the employment agreement.

Severance and Change in Control Agreements

The Company has severance and change in control agreements with Messrs. Romenesko, Poulton and Regan and with certain other key employees. The agreements as they pertain to these named executive officers provide for the following benefits upon the following types of employment termination:

Termination of Employment — Prior to a Change in Control:    If a Change in Control of the Company has not occurred and the executive's employment is terminated by the Company other than for Cause, he is entitled to (i) continued salary for 12 months or, if earlier, until he obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a pro-rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates his employment, or if the Company terminates the executive's employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

Termination of Employment — Following a Change in Control:    If the executive's employment is terminated within 18 months following a Change in Control by the Company other than for Cause or Disability or by the executive for Good Reason, or if the executive's employment terminates for any reason other than Disability or death during the 30-day period following the 18th month after a Change in Control, he is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year and as if all performance targets had been met (including the value of any restricted stock granted in lieu of bonus), and (C) two or three times base salary and cash bonus (depending upon the executive involved) for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and his dependents under the Company's welfare and fringe benefit plans for three years following termination of employment (the executive and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two- or three-year period), (iii) for Mr. Romenesko, an immediate lump sum payment equal to the actuarial equivalent of the additional benefits that would be earned under the Company's retirement plans with three additional years of service and a gross-up payment to cover any related income tax liability, (iv) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above), (v) reasonable legal fees incurred by the executive in enforcing the agreement, and (vi) for Mr. Romenesko, a gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement. The agreements' non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

Termination of Employment — Disability:    If the executive's employment terminates due to Disability, the executive will receive payment pursuant to the Company's disability plans then in effect and will continue to receive coverage under the Company's medical, dental and life insurance plans for three years following such termination.

Acceleration of Equity Awards:    The severance and change in control agreements also provide that upon any Change in Control, all outstanding stock options and restricted stock will vest immediately.

For purposes of the severance and change in control agreements:

"Change in Control" means (i) a person's acquisition of more than 20% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.

"Cause" means the executive's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the agreement that is not cured within 10 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented the executive from substantially performing his duties under the agreement for a period of 180 days and that is expected to continue to render the executive unable to substantially perform his duties for the remaining term of the agreement on a full-time basis.

"Good Reason" means (i) a material reduction in the nature or scope of the executive's duties or responsibilities, or in his compensation (including benefits), (ii) if Mr. Storch is not the Chief Executive Officer at the time of termination, the executive's determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, or (iii) a relocation of the executive's primary place of employment by more than 100 miles.

In any event, payments under the agreements in connection with termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

Split Dollar Insurance Agreements

The Company has entered into split dollar life insurance agreements with certain key employees, including Mr. Storch and Mr. Romenesko. Under the agreements, the employees own the policies, except for the cash value portion of the policies owned by the Company. The Company funds the annual insurance premiums for the policies during the term of the agreement subject to reimbursement from the cash value or death benefit proceeds of the policies. Upon a Change in Control of the Company (as defined above), the Company will prepay all premiums, plus any amounts necessary for the cash value and death benefits to be at the same level at the Change in Control date. If the executive's employment terminates after a Change in Control and benefits are paid under the severance and change in control agreements, the split dollar agreements will continue for the severance period.

Stock Benefit Plan

A named executive officer's termination of employment can result in enhanced benefits under the Company Stock Benefit Plan, depending on the reason for such termination:

Stock Options:    If termination is due to Retirement (as defined in the Plan), options continue to vest in accordance with the vesting schedule and can be exercised until the expiration date, except that if death occurs before the award expires, then unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised until the earlier of one year after death or the option expiration date, and if death occurs after three months from Retirement, vested options can be exercised until the option expiration date. If termination is due to Disability (as defined in the Stock Benefit Plan), options continue to vest and are exercisable until the earlier of one year after termination of employment and the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein. If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of one year after death or the option expiration date.

Restricted Stock Awards:    If termination is due to Retirement, restricted stock awards continue to vest in accordance with their vesting schedule. If termination is due to Disability (as defined in the Stock Benefit Plan) or death on or before the third anniversary of the date of grant, then the difference between one-half of the total award shares and the number of shares already vested will vest as of such termination. If termination is due to Disability or death after the third anniversary of the date of grant, all awards shares will vest as of such termination.

The Stock Benefit Plan has change in control provisions that apply to participants who do not have a severance and change in control agreement. Upon a Change in Control of the Company (as defined in the Stock Benefit Plan) that does not have prior written approval of the Board, all options and restricted stock awards will fully vest. Upon a change in control that has the approval of the Board, the Compensation Committee has the discretion to either provide for full vesting of options and restricted stock awards or grant replacement awards with respect to the successor company's stock.

Tables of Potential Payments Upon Termination
of Employment or a Change in Control

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer under the following termination of employment or change in control events, assuming a change in control or a termination of employment occurred on May 31, 2011 (the last business day of Fiscal 2011).

Change in Control

Name	Vesting of Restricted Stock ($)[1]	Vesting of Stock Options ($)[2]
David P. Storch	9,294,320	2,272,907
Timothy J. Romenesko	4,049,308	1,123,526
Richard J. Poulton	2,197,733	672,660
Terry D. Stinson	858,256	257,670
Robert J. Regan	1,292,292	371,601
1
Under the Stock Benefit Plan and severance and change in control agreements, all restricted stock (both performance-based and time-based) generally vests upon a Change in Control of the Company. See "— Stock Benefit Plan" above. The amounts shown reflect the number of shares that would have vested upon a Change in Control on May 31, 2011, based on the number of shares multiplied by $26.39, the closing price of the Common Stock on May 31, 2011.

2
Under the Stock Benefit Plan and severance and change in control agreements, all stock options generally vest upon a Change in Control of the Company. See "— Stock Benefit Plan" above. The amounts shown reflect the number of option shares, multiplied by the difference (but not less than zero) between the option exercise price and $26.39, the closing price of the Common Stock on May 31, 2011.

Termination of Employment — Prior to a Change in Control
	Other than Cause					Disability			Death
Name	Salary ($)[1]	Bonus ($)[2]	Restricted Stock ($)[3]	Stock Options($)[4]	Health and Welfare ($)[5]	Health and Welfare ($)[6]	Restricted Stock ($)[7]	Stock Options($)[4]	Restricted Stock ($)[7]
David P. Storch	2,550,000	3,449,641	9,294,320	2,272,907	282,028	28,893	6,019,440	2,272,907	6,019,440
Timothy J. Romenesko	468,180	700,976	4,049,308	1,123,526	—	37,334	2,301,749	1,123,526	2,301,749
Richard J. Poulton	367,200	439,828	2,197,733	672,660	—	24,889	1,230,816	672,660	1,230,816
Robert J. Regan	367,200	439,828	1,292,292	371,601	—	24,889	655,251	371,601	655,251
1
Reflects continued salary for 36 months for Mr. Storch under his employment agreement and continued salary for 12 months for the other named executive officers under their severance and change in control agreements.

2
Reflects (i) in the case of Mr. Storch, three times the average of the non-equity incentive plan compensation or bonus paid to him for the three preceding fiscal years, and (ii) in the case of the other named executive officers, the non-equity incentive plan compensation bonus paid for Fiscal 2011 as shown in the Summary Compensation Table.

3
The amounts in this column reflect the value of the restricted stock that would vest pursuant to the Stock Benefit Plan if termination is due to Retirement at May 31, 2011, based on the number of shares, multiplied by $26.39, the closing price of the Common Stock on May 31, 2011.

4
The amounts in this column reflect the value of the continued vesting of options pursuant to the Stock Benefit Pan if termination is due to Retirement or Disability at May 31, 2011 based on the difference between the exercise price and $26.39, the closing price of the Common Stock on May 31, 2011.

5
Available under Mr. Storch's employment agreement upon his retirement.

6
Available under Mr. Storch's employment agreement and the severance and change in control agreements for the other named executive officers.

7
The amounts in these columns reflect the value of the restricted stock that would vest upon termination due to Disability or death at May 31, 2011, based on the number of shares, multiplied by $26.39, the closing price of the Common Stock on May 31, 2011.

Termination of Employment — Following a Change in Control

Name	Salary[1] ($)	Bonus[2] ($)	Health and Welfare Continuation ($)	Additional Retirement Plan Credits[3] ($)	Outplacement Services ($)	280G Gross-Up ($)
David P. Storch	2,550,000	5,095,242	28,893	2,526,243	236,241	7,482,511
Timothy J. Romenesko	1,404,540	2,803,904	37,334	1,227,614	122,761	4,300,305
Richard J. Poulton	734,400	1,319,484	24,889	—	56,492	—
Robert J. Regan	734,400	1,319,484	24,889	—	56,492	—
1
Reflects three times salary for Mr. Storch under his employment agreement and two or three times salary (depending on the officer involved) for the other named executive officers under their severance and change in control agreements.

2
Reflects (i) in the case of Mr. Storch, the non-equity incentive plan compensation bonus paid to him for Fiscal 2011 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount (except that upon termination by Mr. Storch for other than Disability or death during the 30-day period following the 24th month after a Change in Control, Mr. Storch would receive $4,747,770), and (ii) in the case of the other named executive officers, the non-equity incentive compensation plan bonus paid to them for Fiscal 2011 as shown in the Summary Compensation Table, plus two or three times the non-equity incentive plan compensation bonus (depending on the officer involved) for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount.

3
Includes an income tax gross-up payment.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following tables show the shares of Common Stock beneficially owned, as of July 31, 2011, by (i) each current director and director nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of Common Stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and sole investment power, and none of the shares shown in the tables is pledged by any of the persons listed.

Security Ownership of Management

Name	Shares Beneficially Owned[1]	Percent of Shares Outstanding if Greater than 1%
Norman R. Bobins	20,508	—
Michael R. Boyce[2]	47,308	—
James G. Brocksmith, Jr.	30,008	—
Ronald R. Fogleman	21,001	—
James E. Goodwin	32,000	—
Patrick J. Kelly[3]	36,508	—
Peter Pace	7,000	—
Richard J. Poulton	139,521	—
Robert J. Regan	102,415	—
Terry D. Stinson	68,570	—
Timothy J. Romenesko	346,829	—
David P. Storch[4,5]	1,489,499	3.75%
Marc J. Walfish	47,028	—
Ronald B. Woodard	30,508	—
All directors and executive officers as a group	2,418,703	6.10%
1
Includes unvested restricted shares held by directors and executive officers, as well as the following shares of the identified person that may be acquired within 60 days of July 31, 2011 through the exercise of stock options: Mr. Brocksmith, 7,000 shares; General Fogleman, 7,000 shares; Mr. Goodwin, 7,000 shares; Mr. Poulton, 34,079 shares; Mr. Regan, 21,411 shares; Mr. Romenesko, 82,329 shares; Mr. Stinson, 13,332 shares; Mr. Storch, 313,861 shares; Mr. Walfish, 17,000 shares; and Mr. Woodard, 3,500 shares; and all directors and executive officers as a group, 516,512 shares.

2
Includes 10,000 shares beneficially owned through Maverick Investors Limited Partnership, a family partnership of which Mr. Boyce is a general partner.

3
Includes 16,000 shares beneficially owned through KMK & Associates, LLC, of which Mr. Kelly is a one-third owner.

4
Includes 18,810 shares beneficially owned by Mr. Storch's wife, as to which Mr. Storch disclaims beneficial ownership.

5
Includes 50,000 shares beneficially owned through DPS Asset Management LLC, a family investment vehicle of which Mr. Storch is President.

 Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Barclays Global Investors, NA1 400 Howard Street San Francisco, CA 94105	2,616,811	6.77%
BlackRock, Inc.[2] 40 East 52nd Street New York, NY 10022	3,089,181	7.79%
Dimensional Fund Advisors LP3 Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,381,977	6%
Earnest Partners, LLC[4] 1180 Peachtree Street, NE, Suite 2300 Atlanta, GA 30309	2,787,410	7%
Fred Alger Management, Inc.[5] and Alger Associates Incorporated 111 Fifth Avenue New York, NY 10003	2,037,459	5.14%
Invesco Ltd.[6] 1555 Peachtree Street NE Atlanta, GA 30309	3,637,147	9.2%
1
Based on a Schedule 13G filing dated 2/6/09, Barclays Global Investors, NA and certain of its affiliates disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	2,024,780
• Shared voting power:	0
• Sole dispositive power:	2,616,811
• Shared dispositive power:	0
2
Based on a Schedule 13G filing dated 2/3/11, BlackRock, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,089,181
• Shared voting power:	0
• Sole dispositive power:	3,089,181
• Shared dispositive power:	0
3
Based on a Schedule 13G filing dated 2/11/11, Dimensional Fund Advisors LP disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	2,334,199
• Shared voting power:	0
• Sole dispositive power:	2,381,977
• Shared dispositive power:	0

4
Based on a Schedule 13G filing dated 2/1/11, Earnest Partners, LLC disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	1,222,646
• Shared voting power:	553,964
• Sole dispositive power:	2,787,410
• Shared dispositive power:	0
5
Based on a Schedule 13G filing dated 2/14/11, Fred Alger Management, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	2,037,459
• Shared voting power:	0
• Sole dispositive power:	2,037,459
• Shared dispositive power:	0
6
Based on a Schedule 13G filing dated 2/7/11, Invesco Ltd. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,469,268
• Shared voting power:	0
• Sole dispositive power:	3,637,147
• Shared dispositive power:	0

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and beneficial owners of more than 10% of the Company's stock, if any, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE, and to furnish copies of these forms to the Company. To the Company's knowledge, based solely upon a review of copies of SEC Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to Fiscal 2011, the Company believes that all of the Company's officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934 during Fiscal 2011, except that Mr. Dany Kleiman, an executive officer of the Company, filed a late Form 4 on November 18, 2010 to report the sale of 1,706 shares used to pay his taxes in connection with the release of restricted shares.

OTHER BUSINESS

Management knows of no other matters which are to be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matter.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2012 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than May 5, 2012, in order for the proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The proposal must comply with applicable SEC rules and the Company's By-Laws.

Under the Company's By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2012 annual meeting of stockholders, including any stockholder proposal or director nomination, that would not be included in the Company's proxy statement must submit the matter to the Company, in writing, to be received by the Secretary of the Company no later than April 18, 2012. The notice of such matter must contain the information required by the By-Laws.

By Order of the Board of Directors
Robert J. Regan Vice President, General Counsel and Secretary

September 2, 2011

Upon the written request of any record holder or beneficial owner of common stock of AAR CORP., the Company will provide, without charge, a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2011. Requests should be made to Mr. Robert J. Regan, Vice President, General Counsel and Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191, (630) 227-2000.

APPENDIX A — AAR CORP. CATEGORICAL STANDARDS AND POLICY FOR
DETERMINING DIRECTOR INDEPENDENCE

It is the policy and practice of AAR CORP. (the "Company") that the directors of the Company, when carrying out their duties, must exercise their independent judgment in good faith and in the best interests of the Company and its stockholders as a whole.

In addition, it is the policy of the Company that a majority of its directors, and all directors serving on the Audit Committee, Compensation Committee and Nominating and Governance Committee, shall be "independent," as determined by the Board in accordance with the independence standards of the New York Stock Exchange ("NYSE").

At least once each year, the Board shall review the "independence" of each director and any nominee for director and make a determination whether the director or nominee has any material relationship with the Company (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company) that would impair the director's ability to exercise independent judgment as a member of the Board.

To assist it in determining a director's "independence," the Board has adopted the following categorical standards for determining director "independence" status with respect to service as a director*:

*
The foregoing categorical standards shall be deemed to be automatically updated to reflect any changes made to the NYSE listing standards and shall be interpreted in the same manner as such standards.

1.
For purposes of these categorical standards, the "Company" includes each of the Company's subsidiaries and "immediate family member" means a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the person's home; provided, that any such persons who no longer have any such relationship as a result of legal separation or divorce, or death or incapacitation, shall not be considered immediate family members.

2.
No director shall be independent if he/she does not meet the independent standards adopted from time to time by the NYSE. Specifically, a director will not be "independent" if:

  •
  the director is or was within the last three years an employee of the Company, or an immediate family member of such director is or was within the last three years an executive officer of the Company; or

  •
  the director or an immediate family member of the director receives or received more than $120,000 in direct compensation from the Company in any twelve-month period with the last three years, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service); provided, however, that compensation received by an immediate family member of a director for service as an employee (other than an executive officer) of the Company need not be considered in determining independence; or

A-1

    •
    (A) The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such firm; (C) the director has an immediate family member who is a current employee of such firm and who personally works on the Company's audit; or (D) the director or an immediate family member was, within the last three years (but is no longer), a partner or employee of such firm and personally worked on the Company's audit during that time; or

    •
    the director or an immediate family member of the director is or was within the last three years an executive officer of another company on whose compensation committee any of the Company's present executive officers serves or served; or

    •
    the director is a current employee, or an immediate family member is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company's consolidated gross revenues (payments to and payments from are compared against the benchmarks separately).

3.
In determining director independence, the Board will give consideration to all known relevant facts and circumstances.

4.
Notwithstanding the foregoing, if a director or his/her immediate family member has another significant relationship with the Company that is not described in Section 2, or, at any time, is the subject of a written request by any director to the Chairman of the Nominating and Governance Committee requesting a review of another director's independent status and stating the reasons therefor, then the Board of Directors will determine whether that director's relationship is a "material relationship" that would impair the director's ability to exercise independent judgment as a member of the Board.

5.
Members of the Audit Committee must satisfy the enhanced "independence" criteria under applicable rules of the Securities and Exchange Commission and the New York Stock Exchange from time to time. In particular, the following enhanced "independence" qualifying criteria shall apply with respect to directors selected for service on the Audit Committee:

  •
  Director may not have accepted any direct or indirect consulting, advisory or other compensatory fee from the Company other than amounts received as compensation for membership on the Board or Board committees, pension or other forms of deferred compensation for prior service.

  •
  Director may not be an "affiliated person," i.e., a person who directly or indirectly controls, is controlled by or is under common control with, the Company (typically, one who is an executive officer or who owns more than 10% of the Company's securities is considered an "affiliated person").

A-2

SEVENTH AMENDMENT TO THE
AAR CORP. STOCK BENEFIT PLAN

WHEREAS, AAR CORP. (the “Company”) maintains the AAR CORP. Stock Benefit Plan, as amended and restated effective October 1, 2001 and further amended from time to time (the “Plan”); and

WHEREAS, the Company has reserved the right to amend the Plan and now deems it appropriate to do so.

NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of July 11, 2011 or as otherwise specified:

1.             The second paragraph of Section 1 of the Plan is amended to read as follows:

Key Employees and Non-Employee Directors who have been selected by the Committee to receive an Award shall participate in the Plan.  The Committee shall determine, within the limits of the express provisions of the Plan, those Key Employees and Non-Employee Directors to whom, and the time or times at which, Awards shall be granted.  The Committee shall also determine the number of Shares to be subject to each Award, with respect to Key Employees the type of Awards (Restricted Stock, Restricted Stock Units, Options or Stock Appreciation Rights (SARs)); with respect to Non-Employee Directors the type of Awards (Restricted Stock, Restricted Stock Units or Options); the type of Options for Key Employees (ISO or NSO); the duration of each Option; the exercise price under each Option, the time or times within which (during the Term of the Option) all or portions of each Option may be exercised, whether cash, Shares, Options or other property may be accepted in full or partial payment upon exercise of an Option; the restrictions to be imposed on Awards and any other terms and conditions of such Awards.

2.             The definition of “Award” in subsection 2.1 of the Plan is amended to read as follows:

“Award” shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit or an SAR.

3.             Subsections 2.21 through 2.27 are renumbered as subsections 2.23 through 2.29, and new subsections 2.21 and 2.22 are added to read as follows:

2.21         “Restricted Stock Unit” means the grant, at the time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose, of the right to Shares or cash.

2.22         “Restricted Stock Unit Award Agreement” means a written agreement issued in connection with the grant of a Restricted Stock Unit Award, as specified in Section 12.

4.             Section 3 of the Plan is amended, subject to stockholder approval at the Company’s 2011 Annual Meeting of Stockholders, to add a new subsection 3.6 to read as follows:

3.6           The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(a)           Performance goals may be based on one or more business criteria, including, but not limited to: earnings, earnings per share or earnings per share growth; earnings before interest and taxes, or earnings before interest, taxes, depreciation and/or amortization; Share price; total stockholder return, return on assets; net asset turnover; inventory turnover; return on capital or return on invested capital; return on equity; cash flow; net or pre-tax income; profit margin; market share; expense management; revenue; revenue growth; stockholder equity; leverage ratio; investment rating; and debt coverage.  Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee, and may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.  In addition, the Committee may adjust performance goals for any events that occur during a performance period, including significant acquisitions or dispositions of businesses or assets by the Company, litigation, judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary items as described in FASB Accounting Standards Codification Section 225-20-20; significant, non-recurring charges or credits; and foreign exchange rates.

(b)           With respect to each performance period established by the Committee, the Committee shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Grantees for achievement of performance goals.  The performance goals and performance targets established by the Committee may be identical for all Grantees for a given performance period or, at the discretion of the Committee, may differ among Grantees. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Award Agreement.

5.             Subsection 4.1 of the Plan is amended by revising the fourth sentence and adding a new fifth sentence to read as follows:

Any Shares subject to issuance with respect to an Award but which are not issued because of a lapse, expiration, cancellation or termination of any such Award, or which have been issued in connection with Restricted Stock Awards that are subsequently cancelled or forfeited, to the extent consistent with applicable law,

2

rules and regulations, shall once again be available for issuance pursuant to subsequent Awards.  The number of Shares delivered by the Grantee or withheld by the Company on the Grantee’s behalf as full or partial payment of an Option, including the exercise price of an Option or of any required withholding taxes with respect to the Option, shall once again be available for issuance pursuant to subsequent Awards, but the number of Shares delivered by a Grantee as full or partial payment of any withholding taxes with respect to a Restricted Stock Award shall not again be available for issuance pursuant to subsequent Awards and shall count against the aggregate number of Shares that may be issued under the Plan.

6.             Section 4 of the Plan is amended by adding a new subsection 4.4 to read as follows:

4.4           Of the Shares authorized for issuance under the Plan, the maximum number of Shares that may be used for Awards that are intended to qualify as “performance based” in accordance with Section 162(m) of the Code that may be granted to any Key Employee in any calendar year is 300,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the Award is settled.

7.             Subsection 5.3 of the Plan is amended by deleting “as provided in Section 12” from subsections (c) and (d).

8.             Subsection 5.4 of the Plan is amended to read as follows:

Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee in the Option Agreement, provided that the Committee, in its discretion, shall have the power at any time to accelerate the dates for exercise of any or all Options, or any part thereof, granted to a Non-Employee Director or a Key Employee under the Plan.

9.             Subsection 7.1 of the Plan is amended by deleting the second sentence therefrom.

10.           Subsection 9.2 of the Plan is amended by deleting the second sentence therefrom.

11.           Subsection 9.5(b) of the Plan is amended by deleting “, which date shall not be earlier than the first anniversary of such grant” therefrom.

12.           Subsection 9.6 of the Plan is amended to read as follows:

Dividends paid on Restricted Stock Awards shall be subject to the following:  (a) if the Restricted Stock Award is subject to performance-based restrictions as described in subsection 3.6, the Company shall accumulate and hold such amounts, and (b) if the Restricted Stock Award is subject to time-based restrictions, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts.  To the extent dividends are held by the Company, the accumulated amounts shall be paid to the Grantee only upon the lapse of the restrictions to which the Restricted Stock Award is subject and any

3

such amounts attributable to the portion of the Restricted Stock Award for which the restrictions do not lapse shall be forfeited.

13.           Section 10 of the Plan is amended by (i) deleting the last sentence of subsection 10.4(b) and (ii) deleting “pursuant to Section 12 below” from subsection 10.5.

14.           Sections 11 through 28 of the Plan (and all references to such Sections) are renumbered to be Sections 12 through 29, and a new Section 11 is added to the Plan to read as follows:

11.           Restricted Stock Units

11.1         Subject to the terms of the Plan, the Committee may also grant to Key Employees and Non-Employee Directors Restricted Stock Units from time to time.  Each Restricted Stock Unit shall entitle the Key Employee or Non-Employee Director to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the Restricted Stock Unit Agreement, one Share or cash equal to the Fair Market Value of one Share on the date of such event, as provided in the Restricted Stock Unit Agreement.

11.2         At the Committee’s option, the Restricted Stock Unit Agreement may provide that the Restricted Stock Unit Award granted to a Key Employee or Non-Employee Director pursuant to the Plan shall be forfeited to the Company if, among other reasons, (a) the Key Employee or Non-Employee Director violates a non-competition, confidentiality or employment agreement, any Company policy, or any other conditions set forth in the Restricted Stock Unit Agreement or in a separate document, (b) the Key Employee’s employment with the Company, or the Non-Employee Director’s service on the Committee, terminates prior to the date or dates for expiration of the forfeiture provisions set forth in the applicable Restricted Stock Unit Agreement, (c) the Key Employee’s employment with the Company terminates for Cause, or (d) there occurs a violation of any provisions of the applicable Restricted Stock Unit Agreement.  A forfeiture pursuant to this subsection 11.2 shall occur immediately following the mailing of written notice to the Key Employee or Non-Employee Director.

11.3         The Committee may proscribe such other restrictions and conditions and other terms applicable to the Restricted Stock Units issued to a Key Employee or Non-Employee Director under the Plan that are neither inconsistent with nor prohibited by the Plan or any Restricted Stock Unit Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section 11, provided they are set forth in the applicable Restricted Stock Unit Agreement, in installments.  Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions lapse on any or all of the Restricted Stock Units granted to a Key Employee or Non-Employee Director.

11.4         A Grantee shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Restricted Stock Units

4

prior to the date they are settled in Shares. A Restricted Stock Unit Agreement may provide that, until the Restricted Stock Units are settled in Shares or cash, the Grantee shall receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Grantee would have received had the Restricted Stock Units held by the Grantee as of the related record date been actual Shares. Notwithstanding the preceding sentence, in the case of a Restricted Stock Unit Award that provides for the right to receive amounts related to dividends or distributions: (a) if such Restricted Stock Unit Award is subject to performance-based restrictions as described in subsection 3.6, the Company shall accumulate and hold such amounts, and (b) if such Restricted Stock Unit Award is subject to time-based restrictions, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts.  To the extent such amounts are held by the Company, the accumulated amounts shall be paid to the Grantee only upon the lapse of the restrictions to which the Restricted Stock Unit Award is subject and any such amounts attributable to the portion of a Restricted Stock Unit Award for which the restrictions do not lapse shall be forfeited.

11.5         Upon settlement of Restricted Stock Units in Shares, the Company shall issue, in the name of the Grantee, stock certificates representing a number of Shares equal to the number of Restricted Stock Units being settled.

15.           Section 13 of the Plan (as renumbered pursuant to Item 14) is amended by renumbering subsection 13.7 as 13.8 and adding a new subsection 13.7 to read as follows:

13.7         Notwithstanding the foregoing provisions of this Section 13, the Option or SAR of a Grantee shall be subject to the provisions of any written employment or severance agreement that has been or may be executed by the Grantee and the Company, and the provisions in such employment or severance agreement concerning the Option or SAR shall supercede any inconsistent or contrary provision of this Agreement.

16.           Section 14 of the Plan (as renumbered pursuant to Item 14) is amended by (i) revising the first sentence of subsection 14.1(a) to add “or Restricted Stock Units” after the second parenthetical; (ii) revising subsections 14.1(b) and 14.2 to add “and Restricted Stock Units” after each reference to Restricted Stock or Restricted Stock Award and to add “restricted stock units” after the reference to restricted stock.

17.           Section 15 of the Plan (as renumbered pursuant to Item 14) is amended by adding new subsection 15.3 to read as follows:

15.3         Notwithstanding the foregoing provisions of the Plan, the Company, in lieu of issuing stock certificates pursuant to an Award, may reflect the issuance of Shares to a Grantee on a non—certificated basis, with the ownership of such Shares by the Grantee evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Grantee, the Company shall issue, in the name of the Grantee, stock certificates representing such shares.

5

18.           The first paragraph of Section 20 of the Plan (as renumbered pursuant to Item 14) is amended by adding a second and third sentence to read as follows:

Notwithstanding the foregoing, there shall be no amendment to the Plan or any outstanding Option Agreement that results in the repricing of Options without stockholder approval.  For this purpose repricing includes a reduction in the exercise price of the Option or the cancellation of an Option in exchange for cash, Options with an exercise price of the cancelled Options, Stock Awards, Restricted Stock Units or any other consideration provided by the Company but does not include any adjustment described in subsection 4.2.

19.           Section 21 of the Plan (as renumbered pursuant to Item 14) is amended by revising the third sentence to read as follows:

In lieu of making a cash payment to the Company, the Grantee may elect to satisfy his or her tax withholding obligation incurred in connection with the Taxable Date of an Award by (a) directing the Company to withhold a portion of the Shares otherwise distributable to the Grantee, (b) by transferring to the Company a certain number of Shares (either subject to such Award or previously owned), such Shares being valued at Fair Market Value for the Shares on such Taxable Date, (c) in cash from a broker-dealer to whom the Grantee has submitted a notice together with instructions to deliver promptly to the Company the amount of sales proceeds from the sale of Shares subject to the Award to pay the withholding taxes, or (d) by any combination thereof.

20.           Section 27 of the Plan (as renumbered pursuant to Item 14) is amended by deleting it in its entirety, and the following two Sections are renumbered as 27 and 28.

IN WITNESS WHEREOF, this Seventh Amendment has been executed as of the 11th day of July, 2011.

AAR CORP.

By:	/s/ Timothy O. Skelly
Vice President, Human Resources

6

0000113632_1 R1.0.0.11699 *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 12, 2011 AAR CORP. Meeting Information Meeting Type: Annual Meeting For holders as of: August 19, 2011 Date: October 12, 2011 Time: 9:00 AM CDT AAR CORP. 1100 N. WOOD DALE ROAD WOOD DALE, IL 60191 Location: 1100 North Wood Dale Road Wood Dale, IL 60191 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions.

0000113632_2 R1.0.0.11699 Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Annual Report 2. Notice & Proxy Statement How to View Online: Have the information that is printed in the box marked by the arrow following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: XXXX XXXX XXXX (located on the If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 28, 2011 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000113632_3 R1.0.0.11699 Voting items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Ronald R. Fogleman 02 Patrick J. Kelly 03 Peter Pace 04 Ronald B. Woodard The Board of Directors recommends you vote FOR the following proposal: 2 Advisory vote on executive compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3 Advisory vote on the frequency of future executive compensation votes. The Board of Directors recommends you vote FOR proposals 4 and 5. 4 Approval of an amendment to the AAR Corp. Stock Benefit Plan to add performance criteria in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended. 5 Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2012. NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies

0000113632_4 R1.0.0.11699

0000113633_1 R1.0.0.11699 0 AAR CORP. 1100 N. WOOD DALE ROAD WOOD DALE, IL 60191 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 0 0 0 01 Ronald R. Fogleman 02 Patrick J. Kelly 03 Peter Pace 04 Ronald B. Woodard The Board of Directors recommends you vote FOR the following proposal: For Against Abstain For Against Abstain 2 Advisory vote on executive compensation. The Board of Directors recommends you 0 0 0 5 Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2012. 0 0 0 vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3 Advisory vote on the frequency of future executive compensation votes. The Board of Directors recommends you vote FOR 0 0 0 0 NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies proposals 4 and 5. For Against Abstain 4 Approval of an amendment to the AAR Corp. Stock Benefit Plan to add performance criteria in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended. 0 0 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000113633_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . AAR CORP. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders The undersigned hereby appoints DAVID P. STORCH and ROBERT J. REGAN, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2011 Annual Meeting of Stockholders of AAR CORP. to be held at 9:00 AM Central Time on October 12, 2011, at 1100 North Wood Dale Road, Wood Dale, IL 60191, or any adjournment or postponement thereof, and to vote, as designated on the reverse side of this Proxy, all shares of AAR CORP. Common Stock that the undersigned is entitled to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on the reverse side. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side